EXHIBIT 14(a)


[A picture of the USAA Eagle Logo is here]

USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, Texas 78288

IRA HANDBOOK

          Contents

Your Personal Retirement Plan           2
Which USAA Funds are Best For Me?       3
Questions and Answers                   5
How to Apply                            7
Checklist                               8
Custodial Agreement                     9
Disclosure Statement                   16

            Your Personal Retirement Plan

An Individual Retirement Account (IRA) offers you many benefits. It would be wise to consider establishing an account today for tomorrow's needs. Most financial experts agree an IRA should be a part of every investor's financial plan.

IRAs are still an important tax-saving investment. All dividends, interest, and capital gains accumulate in your IRA on a tax-deferred basis. IRA earnings are not federally taxed until you start making withdrawals (except for non-deductible IRA contributions which are returned tax-free). This tax-deferred accumulation in your IRA has a dramatic effect on your retirement income.
(see chart below)

Key reasons for opening an IRA:
*    tax-deferred earnings
*    supplemental retirement income
*    Social Security may prove to be inadequate
*    control of your financial future
*    flexible investment

THE DRAMATIC DIFFERENCE IRA TAX SAVINGS CAN MAKE
[$2,000 annual investment at 8% over 5 years]*

[A graph is shown here which is a comparison of Taxable Returns at 8% to a Tax-Deferred IRA Return at 8%, assuming $2,000 annual investments over 5 years. The ending taxable figure is $8,582.86 and the ending tax-deferred IRA figure is $12,733.27.]

* Based on a hypothetical 8% annual rate of return compounded monthly. Assumes a 28% tax bracket. This chart is for illustration purposes only.
It is not an indication of past or future results of an investment in any of the funds managed and distributed by USAA Investment Management Company. Management and administrative fees not included.

              Which USAA Funds Are Best For Me?

THE MUTUAL FUND ALTERNATIVE
Mutual fund IRAs offer managed investments and diversification through a variety of stock, bond, income, and money market instruments which have historically outperformed fixed-rate investments when held over an extended period of time. What's more, you have flexibility to exchange shares from fund to fund. That's very important if you want your investment to respond to economic changes over the next ten, 20, or even 30 years.

USAA Investment Management Company (IMCO) manages and distributes a variety of mutual fund IRAs to meet your own personal investment objectives. Here are some of the many advantages of investing in a USAA mutual fund for your IRA:

PROFESSIONAL MANAGEMENT
USAA mutual funds are managed by investment professionals with the education, knowledge, and experience to make sound investment decisions with your money -- decisions you might not have the time, interest, or training to make.

NO SALES CHARGE
USAA's funds are totally "no-load," which means you pay no sales commission, redemption or 12b-l fees.

INVESTMENT FLEXIBILITY
USAA IMCO currently manages a family of mutual funds suitable for your IRA with investment objectives ranging from conservative to aggressive (see chart on next page).

DIVERSIFICATION
Each USAA mutual fund invests in a wide selection of securities (stocks, bonds, etc.) suited to its particular investment objective, diversified by economic sector, industry, and companies within a single industry, or it invests in a variety of short-term money market instruments.

EXCHANGE PRIVILEGE
The family of funds managed by USAA IMCO offers a free exchange privilege whereby you may control your investment by exchanging shares of one fund for shares of another fund.

PERFORMANCE RESULTS
These are readily available every day in the financial section of most major newspapers, as well as in the annual and semiannual reports sent directly to you.

FINANCIAL REPORTS
You will receive a statement of your IRA account status when you open it and whenever you make a transaction. In addition, you'll receive annual and semiannual performance reports for the funds in which you invest.

USAA MUTUAL FUNDS SUITABLE FOR YOUR IRA

Aggressive Growth Fund       Income Stock Fund
Cornerstone Fund             International Fund
Emerging Markets Fund        Money Market Fund
GNMA Trust                   Short-Term Bond Fund
Gold Fund                    Treasury Money
Growth Fund                  Market Trust
Growth & Income Fund         World Growth Fund
Income Fund

If you did not request a prospectus for some of the funds listed here and would like more complete information, including management fees charged and expenses, please call us toll free at 1-800-531-8181. Please read the prospectus carefully before you invest or send money. Everyone's investment situation differs. Your age, income, net worth, comfort with risk, as well as current market conditions, are all factors to consider in deciding which investment is best for you.

Which funds are right for your IRA? You might want to take the following factors into account when making your decision:

AGE
If you are older and close to retirement, you might want current income and relative safety. If you are younger, you might be willing to accept a degree of risk in hopes of larger long-term gains.

             Which USAA Funds Are Best For Me?

MARKET CONDITIONS
Fluctuating market conditions can affect all mutual funds -- aggressive and conservative. Current market conditions, therefore, must be a primary consideration when you select a fund for your IRA.

For example, when interest rates are high, money market funds are popular with investors. But if the rates appear to be declining, some investors may choose to switch to a growth or income fund. The flexibility to exchange funds during periods of market swings is one of the best features of a mutual fund. However, many fund managers and investment advisers insist there is no foolproof system for calling the market's turns.

RISK TOLERANCE
If safety is a strong consideration, you're better off in the conservative or moderate funds. If you're willing to accept risk, the aggressive funds may be your best investment decision. You must be comfortable with the idea that the value of your investment is likely to fluctuate depending on the market situation.

               PRIMARY                                            RELATIVE
FUND           INVESTMENT                                         IMPORTANCE
TYPE/NAME      OBJECTIVE             INVESTS IN...   VOLATILITY   OF INCOME
-----------------------------------------------------------------------------
AGGRESSIVE GROWTH
-----------------
AGGRESSIVE     Capital appreciation    Stocks          Very high    Low
GROWTH FUND
EMERGING       Capital appreciation    Emerging        Very high    Low
MARKETS FUND                           markets
                                       stocks

GROWTH
-------
GROWTH FUND    Capital appreciation    Stocks          Moderate     Moderate
                                                       to high

INTERNATIONAL  Capital appreciation    Foreign         Moderate     Low
FUND***                                stocks          to high

WORLD          Capital appreciation    Foreign         Moderate     Low
GROWTH FUND***                         stocks &        to high
                                       domestic
                                       stocks

GROWTH & INCOME
-----------------
GROWTH &       Capital growth &        Dividend        Moderate     Moderate
INCOME FUND    current income          paying common
                                       stocks,
                                       convertible
                                       bonds

INCOME
------
INCOME         Current income          Bonds           Moderate     High
FUND (BONDS)   and conservation
               of capital

INCOME STOCK   Current income,         Stocks          Moderate     High
FUND (STOCKS)  increasing dividend
               income, capital
               appreciation

GNMA TRUST     Current income &        Government      Low to       High
               conservation of         National        moderate
               capital                 Mortgage
                                       Association
                                       certificates

SHORT-TERM     High current income     Investment-     Low          High
BOND FUND      with preservation of    grade
               principal               securities,
                                       bonds

PRECIOUS METALS
---------------
GOLD FUND      Capital                 Gold mining &   Very high    Low
               appreciation            precious metals
                                       stocks

MONEY MARKET
-------------
MONEY          Current income          Money market    Very low     High
MARKET FUND+   plus stable             instruments
               principal

TREASURY       Current income &        U.S. Treasury   Very low     High
MONEY MARKET   conservation of         securities
TRUST+         capital with the
               highest degree of
               safety

DIVERSIFIED
------------
CORNERSTONE    Achieve a positive      Gold mining,    Moderate     Moderate
FUND           inflation-adjusted      real estate,
               rate of return          foreign & basic
                                       value stocks,
                                       government
                                       securities

*** Foreign investing is subject to certain risks, which are discussed in the Fund's prospectus. + An investment in any Money Market Fund or Treasury Money Market Trust is neither insured nor guaranteed by the U.S. government and there is no assurance the fund will be able to maintain a stable net asset value of $1 per share.

Some Basic IRA Questions and Answers

Q    Who is eligible for an IRA?
A    Any individual under age 70 1/2 with earned income is eligible to set up an IRA. You may also qualify for an IRA if you receive taxable alimony or separate maintenance payments according to a valid divorce or separation agreement.

Q    How much may I contribute to an IRA each year?
A    You may contribute up to $2,000 to a regular IRA each year. For married couples where only one spouse has earned income, or where both spouses have earned income and one spouse elects to be treated as if he or she does not have earned income, up to $2,250 may be split between a spousal IRA and a regular IRA (no more than $2,000 may be deposited in either account). If each person has earned income of at least $2,000, both may open an account and contribute up to $2,000 for a maximum of $4,000.

The Tax Reform Act limits the deductibility of IRA contributions for certain individuals. However, you may still make voluntary contributions to an IRA regardless of deductibility status.

The amount of the contribution to a regular or spousal IRA which is deductible depends on whether you (or your spouse) are an active participant in an employer-sponsored retirement plan.

Q    Why would a person want to open an IRA if the contribution isn't tax deductible?
A    Even if you are covered by a "qualified retirement plan" and cannot deduct your contribution, you should still consider having an IRA. The earnings will be tax-deferred until withdrawal. Earnings from most forms of savings are taxed in the year in which they are earned. The effect is to reduce the net yield on your money. Therefore, an IRA will continue to be an excellent way to prepare for the financial needs of your retirement years.

Q    When are employees considered to be covered by a "qualified retirement plan"?
A    Employees are considered covered by a qualified retirement plan if they are active participants in any employer-maintained retirement plan, such as a pension plan, savings and investment plan, a profit-sharing plan, a stock bonus plan, a SEP plan, or a Section 401(k) or 403(b)(7) plan. Please ask your employer if you have questions about being covered by a qualified retirement plan.

Q    Can married individuals filing separately who are not covered by a qualified retirement plan deduct their IRA contribution?
A    Yes, up to present law limitations ($2,000 for individual and $2,250 for spousal IRAs) regardless of their level of income, but only if they live apart from their spouses at all times during the year.

Q    Are all individuals who are covered by a qualified retirement plan automatically ineligible to deduct their IRA contribution?
A    No. Single individuals who have an adjusted gross income of $25,000 or less ($40,000 on joint returns) may deduct their IRA contribution even if covered by another retirement plan. If adjusted gross income of a single individual is between $25,000 and $35,000 ($40,000 and $50,000 on joint returns), deductions for IRA contributions are allowed on a pro rata basis. Once adjusted gross income of single individuals equals or exceeds $35,000 ($50,000 on joint returns), their IRA deductions are not permitted if they are covered by another qualified retirement plan.

Q    How much is the initial investment to open a USAA mutual fund IRA?
A    To open one of our regular mutual fund accounts for your IRA, the minimum investment is $1,000 ($250 for Spousal IRAs).

Q    What does your IRA pay?
A    Unlike some other types of IRA instruments, we cannot promise or guarantee a stated rate of return on your mutual fund IRA. With a mutual fund IRA, however, you are not locked into a fixed rate of return on your investment. Your return varies depending on which fund you select, interest rates, dividend income, and individual stock and bond prices.

Q    When may I make contributions?
A    At your convenience. You are not asked to adhere to a set contribution schedule. The amounts of your contribution may vary, as long as the total annual contribution doesn't exceed the maximums and deadline for contributions.

Q    When may I begin to receive distributions from my IRA?
A    You may start withdrawals without tax penalties anytime after age 59 1/2 or if you become permanently disabled.

Q    What is the latest date I may begin withdrawals from my IRA?
A    The law requires that you begin to receive distributions from your IRA no later than April 1 following the calendar year in which you reach age
70 1/2. If you make withdrawals at that time in installments, certain minimum distributions (based on your life expectancy or the joint life expectancies of you and your beneficiary) must begin. A 50% penalty tax will be imposed if the amount actually distributed to you after age 70 1/2 is less than the amount required by law to be distributed.

Q   Are there penalties if I withdraw my money early?
A   Unless you are permanently disabled, any money received from your IRA (in a form other than a life annuity) before age 59 1/2 must be rolled over into another tax-qualified plan or IRA within 60 days. Otherwise, any premature distributions will be assessed a 10% penalty on the amount withdrawn, in addition to ordinary income tax on the amount withdrawn.

Q    If I have an IRA with another financial institution, must I leave it there?
A    No.  If you decide it's in your best interest to change, you may transfer your account from your present custodian directly to a USAA mutual fund plan. Of course, such a transfer would be subject to the rules of your existing account. One word of caution: Depending on the financial institution involved, custodian-to-custodian transfer can take several weeks to complete. So if you wish to transfer, we suggest you start early.

Q   How is a rollover different from a transfer?
A   A rollover is a transaction in which you receive a distribution of assets from one tax-qualified retirement program and reinvest all (or part) of the funds in an IRA within 60 days of receipt of the distribution. A transfer is a transaction where you arrange for funds to be transferred directly from one financial institution to another without handling the funds yourself. You may transfer at any time; but you may make only one rollover in any one-year period. This one per year rule applies separately to each IRA you own. As of January 1, 1993 if you're planning to change jobs or retire you could be affected by an IRS rule. If you roll over a lump-sum distribution from your tax-qualified pension plan (for example, a 403(b)(7), 401(k) or Keogh plan), 20% of your money could be withheld to pay taxes. Fortunately, with proper planning, you should be able to avoid this tax by notifying your employer that you want to use the "direct rollover" procedure. In a direct rollover the employer sends your retirement funds to the financial institution of your choice.

Make sure you don't take possession ("constructive receipt") of the funds if you want to avoid the 20% withholding. If you have any questions regarding this IRS rule or if you are considering taking a distribution from your retirement plan in the future, we suggest you contact your employer's plan administrator for more information about a "direct rollover."

Q    What happens to my IRA when I die?
A    The value of your IRA will be paid to your designated beneficiary upon your death. If you should fail to designate a beneficiary in writing or if your beneficiary predeceases you, the value of your IRA, upon your death, will be paid to your estate.

                           How To Apply

Opening a mutual fund IRA might seem complicated. But it's rather simple if you follow the instructions we've provided below.

OPEN YOUR IRA
-------------
Fill out the enclosed IRA Application and Adoption Agreement and return it with a check to USAA Shareholder Account Services. Be sure to specify which fund you choose for your IRA.

FOR SPOUSAL IRA
---------------
The spouse without earned income (or who is considered not to have earned income) for the year will complete a separate application in his or her name and check the Spousal IRA block if the maximum contribution of $2,250 is submitted. If both spouses work and want to set up IRAs, each must fill out an application, and neither will check the Spousal IRA block. A second application is enclosed for your spouse's use. A transaction statement will be mailed to you when your application is accepted.

CONTRIBUTIONS
-------------
INITIAL CONTRIBUTIONS: The minimum initial contribution is $1,000. ($250 for spousal IRA)

MAXIMUM INDIVIDUAL CONTRIBUTIONS: Your IRA contributions (not including rollover contributions) for any one tax year cannot exceed $2,000. If your spouse works, he or she can also open an IRA for $2,000 if he or she has that much income.

MAXIMUM SPOUSAL CONTRIBUTIONS: If your spouse doesn't have earned income (or is not considered to have earned income) you may split a contribution of $2,250 between your two accounts, provided that neither contribution exceeds $2,000 for the tax year.

FEES
----
ANNUAL MAINTENANCE FEE: There are no annual IRA maintenance fees.

WITHDRAWAL FEES: $20.00 fee for total distribution. Exceptions to the fee are: partial distributions, total transfer within USAA, and distributions due to disability or death.

TRANSFER AN EXISTING IRA TO A USAA MUTUAL FUND IRA
--------------------------------------------------
Complete the IRA Transfer Request and mail with the IRA Application and Adoption Agreement to USAA Shareholder Account Services. You will not handle the IRA funds; they will be sent directly from your current financial institution to USAA Shareholder Account Services.

MAKE ROLLOVER CONTRIBUTIONS TO YOUR IRA
---------------------------------------
If this is a rollover contribution, check the appropriate block. Send a check for the amount of the rollover to USAA Shareholder Account Services with the IRA Application and Adoption Agreement. Rollovers must be made into the new account within 60 days of receipt of a distribution from the old account. Refer to the disclosure statement at the end of this booklet for more information about rollover IRAs.

ADD MONEY TO YOUR IRA
---------------------
Complete the tear-off stub attached to your IRA statement when you receive it and return it with a check to USAA Shareholder Account Services. Be sure to indicate the tax year on your contribution.*

ARRANGE FOR AUTOMATIC BANK-DEBIT INVESTING
------------------------------------------
You may make automatic contributions to your IRA from a bank account through IMCO's InvesTronic (registered trademark) automatic investment plan. Complete the Monthly Automatic Investing section on the application.

MOVE YOUR IRA FUNDS FROM ONE USAA FUND TO ANOTHER
-------------------------------------------------
You may call toll free and request a transfer of funds at any time or write USAA Shareholder Account Services.

TAKE MONEY OUT OF YOUR IRA
--------------------------
Write USAA Shareholder Account Services with your fund account number and tell them you're ready to begin receiving IRA distributions. They will send you a form about your distribution options. Age 59 1/2 is the earliest you can ordinarily receive IRA distributions without penalty.

* If you do not indicate the tax year your contribution is for, we will assume that the contribution is for the year we receive it.

                     Checklist


Make Sure You Read:      - IRA Custodial Agreement
                         - IRA Disclosure Statement

Make Sure You Sign:      - IRA Application section "Signature and Custodian
                           Acceptance"
                         - IRA Transfer Request (if necessary)

For Spousal IRA:         - If you intend to contribute for your spouse, he or
                           she must complete a separate IRA Application and Adoption Agreement if the maximum contribution of $2,250 is submitted.

Designation Of Beneficiary:   - Be sure to complete this section to expedite
                                transfer of funds in the event of your death.

Contributions:           - Your IRA contributions may not exceed $2,000 per
                           account for any one tax year. PLEASE MAKE SURE YOU INCLUDE YOUR CHECK PAYABLE TO THE APPROPRIATE FUND FOR YOUR INITIAL CONTRIBUTION.

Mailing Instructions:    - Mail completed form(s) with your checks in the
                           enclosed envelope marked:
                              USAA Investment Management Company
                              9800 Fredericksburg Road
                              San Antonio, TX 78284-9855


                              Toll-Free Telephone Numbers
For Information Before   If you have any investment questions about mutual
You Open An Account:     funds or if you want to request an application or
                         prospectus for other funds managed by USAA Investment
                         Management Company, call toll free 1-800-531-8181
                         (in San Antonio, 456-7211).

For Information After    NET ASSET VALUE  PER SHARE:
You Open An Account:     For a recorded message giving the Funds' current
                         status, call toll free 1-800-531-8066 (in San
                         Antonio, 498-8066).

                         ACCOUNT SERVICING: For general account service, questions on existing accounts exchanges, or redemptions, please call toll free 1-800-531-8448 (in San Antonio, 456-7202).

                  Custodial Agreement

ARTICLE I
The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3) or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section
408(k).

ARTICLE II
The Depositor's interest in the balance in the custodial account is nonforfeitable.

ARTICLE III
 1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5).
 2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

ARTICLE IV
 1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

 2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

 3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date (April 1 following the calendar year end in which the Depositor reaches age 70 1/2).
By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:
(a)  A single sum payment.
(b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.
(c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.
(d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.
(e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

 4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:
(a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.
(b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of beneficiary or beneficiaries, either

                       Custodial Agreement

  (i) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or

 (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries, starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

(c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

(d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

 5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph (3), determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of distribution in accordance with paragraph (4) (b) (ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

 6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V
 1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

 2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

ARTICLE VI
Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

ARTICLE VII
This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

                      Custodial Agreement

ARTICLE VIII
 1. All assets in the Account shall be invested in such shares of one or more Designated Investment Companies as the Depositor may from time to time specify. The Depositor's instructions may relate to current contributions or to amounts previously contributed (including earnings thereon) or to both. In the event that the Custodian receives a contribution from the Depositor with respect to which no investment direction is specifically applicable, or if any such investment direction is, in the opinion of the Custodian, unclear, the Custodian may hold such amounts uninvested or return any such contributions without liability for any loss, including any loss of income or appreciation, and without liability for interest or any tax liability incurred by Depositor pending receipt of instructions or clarification. For all purposes of this Agreement, the term "Designated Investment Company" shall mean USAA INVESTMENT TRUST or USAA MUTUAL FUND, INC. and any other regulated investment company for which USAA INVESTMENT MANAGEMENT COMPANY (or any affiliate thereof) acts as investment advisor and which is designated by USAA INVESTMENT MANAGEMENT COMPANY as eligible for investment under this Agreement.

 2. Except as otherwise permitted in paragraph 12 below, all contributions made under this Agreement shall be deposited in the form of cash and shall be made to the Custodian in accordance with such rules as the Custodian may establish. Any contribution so made with respect to a tax year of the Depositor shall be made prior to the due date of the Depositor's tax return (not including extensions). Unless otherwise indicated in writing by the Depositor, contributions shall be credited to the tax year in which they are received by the Custodian. The Custodian, upon receipt of written instructions from the Depositor, may exchange or cause to be exchanged shares of a Designated Investment Company sold held by the Custodian on behalf of the Depositor for any other shares of a Designated Investment Company available for investment hereunder, subject to and in accordance with the terms and conditions of the exchange privilege, as outlined in the current prospectuses of any such Designated Investment Company and as may be agreed upon, in writing, from time to time between the Custodian and USAA Investment Management Company. The Depositor shall be the beneficial owner of the assets held in the Account. All dividends and capital gains distributions received on shares of a Designated Investment Company held in the Depositor's Account shall, unless received in additional shares, be reinvested in shares of the Designated Investment Company paying such dividends. If any distributions of the shares of a Designated Investment Company may be received at the election of the Depositor in additional shares or in cash or other property, the Custodian shall elect to receive additional shares.

 3. USAA INVESTMENT MANAGEMENT COMPANY may remove the Custodian at any time upon thirty (30) days' notice in writing to the Custodian, and the Custodian may resign at any time upon thirty (30) days' notice in writing to USAA INVESTMENT MANAGEMENT COMPANY. Upon such resignation or removal, USAA INVESTMENT MANAGEMENT COMPANY shall appoint a successor custodian, which successor custodian shall be a "bank" as defined in Section 408(n) of the Code or another person found qualified to act as a custodian of an Individual Retirement Account by the Secretary of the Treasury or his delegate. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian or trustee, the Custodian shall transfer and pay over to such successor the assets of the Account

                       Custodial Agreement

and all records pertaining thereto. The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs, and expenses or for payment of any other liabilities constituting a charge on or against the assets of the Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian or trustee. If within the thirty (30) day period provided for above, USAA Investment Management Company has not appointed a successor custodian or trustee which has accepted such appointment, the Custodian shall, unless it elects to terminate the Custodial Account, appoint a successor custodian itself.

 4. The Custodian shall deliver, or cause to be delivered, to the Depositor all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to Designated Investment Companies' shares held for Depositor. The Custodian shall not vote any of the shares held hereunder except in accordance with the written instructions of the Depositor.

 5. (a) The Custodian shall, from time to time, in accordance with instructions in writing from the Depositor (or the Depositor's beneficiary if the Depositor is deceased), make distributions out of the Account to the Depositor in the manner and amounts as may be specified in such instructions. All such instructions shall be deemed to constitute a certification by the Depositor (or the Depositor's beneficiary if the Depositor is deceased) that the distribution directed is one that the Depositor (or the Depositor's beneficiary if the Depositor is deceased) is permitted to receive. Notwithstanding the provision of Article IV above, the Custodian assumes (and shall have) no responsibility to make any distribution to the Depositor (or the Depositor's beneficiary if the Depositor is deceased) unless and until such written instructions specify the occasion for such distribution, the elected manner of distribution and any declaration required by Article IV. Prior to making any such distribution from the Account, the Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees, and other documents (including proof of any legal representative's authority) deemed necessary or advisable by the Custodian, but the Custodian shall not be liable for complying with written instructions which appear on their face to be genuine, or for refusing to comply if not satisfied such instructions are genuine, and assumes no duty of further inquiry. Upon receipt of proper written instructions as required above, the Custodian shall cause the assets of the Account to be distributed in cash and/or in kind, as specified in such written order.

(b) Distribution of the assets of the Account shall be made in accordance with the provisions of Article IV as the Depositor (or the Depositor's beneficiary if the Depositor is deceased) shall elect by written instructions to the Custodian; subject, however to the provisions of Sections 401(a)(9), 408(a)(6) and 408(b)(3) of the Code, the regulations promulgated thereunder, and the following:

 (i) No distribution from the Account shall be made in the form of an annuity contract.

(ii) The recalculation of life expectancy of the Depositor and/or the Depositor's spouse shall only be made at the written election of the Depositor. The recalculation of life expectancy of the surviving spouse shall only be made at the written election of the surviving spouse.

(iii) If the Depositor dies before his/her entire interest in the Account has been distributed, and if the designated beneficiary of the Depositor is the Depositor's surviving spouse, the spouse may treat the Account as his/her own individual retirement arrangement. This election will be deemed to have been made if the surviving spouse makes regular IRA contribution to the Account, makes a rollover to or from such Account, or fails to receive a payment from the Account within the appropriate time period applicable to the deceased Depositor under Section 401(a)(9)(B) of the Code.

 6. Any notice from the Custodian to the Depositor provided for in this Agreement shall be effective if sent by regular mail to him at his last address of record.

 7. The Depositor hereby delegates to USAA Investment Management Company the power to amend at any time and from time to time the terms and provisions of the Agreement and hereby consents to such amendments, provided they shall comply with all applicable provisions of the Code, the regulations thereunder and with any other governmental law, regulation or ruling. Any such amendments shall be effective as of the date specified in a written notice sent by first-class mail to the address of the Depositor indicated by the Custodian's records. Notwithstanding the foregoing, no amendment which increases the burdens of the Custodian shall take effect without its prior written consent. Nothing in this paragraph 7 shall be construed to restrict the Custodian's freedom to change or substitute fee schedules in accordance with the provisions of the adoption agreement, and no such change or substitution shall be deemed to be an amendment to this Agreement.

 8. The Custodian shall not be bound by any certificate, notice, order, information or other communication unless and until it shall have been received in writing at its place of business.

 9. (a) The Custodian shall have the right to rely upon any information furnished in writing by the Depositor. The Depositor and the Depositor's legal representatives, as appropriate, shall always fully indemnify the Custodian and USAA Investment Management Company and save each of them harmless from any and all liability whatsoever which may arise in connection with this Agreement and matters which the Agreement contemplates, except that which arises due to the Custodian's gross negligence, willful misconduct or lack of good faith. The Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by the Custodian and the Depositor or said legal representatives and unless fully indemnified for so doing to the Custodian's satisfaction.

  (b) The Custodian shall be an agent for the Depositor to perform the duties conferred on it by the Depositor. The parties do not intend to confer any fiduciary duties on the Custodian and none shall be implied. The Custodian shall not be liable (and does not assume any responsibility for) the collection of contributions, the deductibility of any contribution or the propriety of any contributions under this Agreement, the selection of any shares of any Designated Investment Company for the Account, or the purpose or propriety of any distribution ordered in accordance with Article IV or paragraph 5 of the Article VIII, which matters are the sole responsibility of the Depositor or the Depositor's beneficiary, as the case may be.

 (c) The Custodian and USAA Investment Management Company shall not be responsible for any losses, penalties or other consequences to the Depositor or to any other person a rising out of the making of any contribution or withdrawal.


Page 14
                      Custodial Agreement

10. This Agreement together with the Application and Adoption Agreement attached hereto and by this reference made a part hereof, constitutes the entire agreement between the parties, and it shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

11. The Depositor shall have the right by written notice to the Custodian on a form acceptable to the Custodian, to designate or to change a beneficiary to receive any benefit to which such Depositor may be entitled in event of his death prior to the complete distribution of such benefit. If no such designation is in effect at the time of the Depositor's death, or if the designated beneficiary has predeceased the Depositor, the Depositor's beneficiary shall be his or her estate. The last designation filed with the Custodian shall be controlling, and, whether or not it fully disposes the Account, shall revoke all such other designations previously filed by the Depositor.

12. (a) The Custodian shall have the right to receive rollover contributions as described in the Code and if any property is so transferred to it as a rollover contribution, such property shall be sold by the Custodian and the proceeds less any expenses, fees or commissions reinvested as provided in paragraph 1 of this Article VIII. The Custodian reserves the right to refuse to accept any property which is not in the form of cash.

(b) The Custodian, upon written direction of the Depositor and after submission to the Custodian of such documents as it may reasonably require, shall transfer the assets held under this Agreement (reduced by any amounts referred to in paragraph 3 of this Article VIII) to a successor individual retirement account, or individual retirement annuity (other than an endowment contract for the Depositor's benefit or to an exempt employee's trust established under a plan which satisfies the qualification requirements of
Section 401(a) of the Code. Any amounts received or transferred by the Custodian under this paragraph 12 shall be accompanied by such records and other documents as the Custodian deems necessary to establish the nature, value, and extent of the assets, and of the various interests therein.

13. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized, except to such extent as may be required by law. Any pledging of assets in the Account by the Depositor as security for a loan, or any loan or other extension of credit from the Account to the Depositor shall be prohibited.

14. The Custodian may perform any of its administrative duties through such other persons or entities as may be designated by the Custodian from time to time with the prior approval of USAA Investment Management Company, except that the Designated Investment Company shares must be registered in the name of the Custodian or its nominee. No such delegation or subsequent change herein shall be considered an amendment of this agreement.

15. In addition to the reports required by Article V, the Custodian shall cause to be mailed to the Depositor in respect of each tax year an account of all transactions affecting the Account during such year and a statement showing the Account as of the end of such year. If, within sixty (60) days after such mailing, the Depositor has not given the Custodian written notice of any exception or objection thereto, the annual accounting shall be deemed to have been approved, and in such case, or upon the written approval of the Depositor, the Custodian shall be released, relieved and discharged with respect to all matters and statements set forth in such accounting as though the account had been settled by judgment or


Page 15

                    Custodial Agreement

decree of a court of competent jurisdiction.

16. (a) The Custodian may charge the Depositor reasonable fees, including an annual maintenance fee, for services hereunder according to standard with the Agreement. Upon thirty (30) days' prior written notice, the Custodian may substitute a fee schedule differing from that schedule initially provided.

 (b) Custodian's fees, any income (including unrelated business income tax), gift,,estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Account, that may be levied or incurred by the Custodian in the performance of its duties may be charged to the Account, with the right to liquidate shares of any Designated Investment Company for this purpose, or (at Custodian's option) to the Depositor.


Page 16


                     Disclosure Statement

This disclosure statement outlines the basic provisions of an Individual retirement account (IRA) as well as certain features unique to USAA mutual
fund IRAs.      This is merely a general summary for your information. For an interpretation of the applicable IRA and tax laws, contact your tax adviser district IRS office. IRS Publication 590, "Tax Information on Individual retirement Accounts," contains more detailed information on IRAs.

                 ONE

              REVOCATION

An IRA which is established on the date of receipt of this Disclosure Statement, or within seven days thereafter, may be revoked at any time within seven days after the date of establishment of such IRA. An IRA established at least seven days after the date of the receipt of this Disclosure Statement may not be revoked (although it may be terminated). Revocation must be made by telephone and confirmed in writing to USAA Shareholder Account Services, 9800 Fredericksburg Road, San Antonio, Texas 78288. Call 1-800-531-8448 (in San Antonio, 456-7202). Mailed notice will be deemed given on the date that it is postmarked (or, if sent by certified or registered mail, on the date of certification or registration) if it is deposited in the mail in the United States in an envelope or other appropriate wrapper, first class postage pre-paid, properly addressed. In the event that you decide to revoke your IRA and do so within such seven day period, you are entitled to a return of the entire amount of your IRA contributions, without adjustment for such items as administrative expenses or fluctuations in market value.


                 TWO

        THE CUSTODIAL ACCOUNT

The USAA mutual fund IRA is a custodial account established for your exclusive benefit or that of your named beneficiaries, as described in Section 408 of the Internal Revenue Code. All amounts contributed to your IRA custodial account will not be forfeitable. The custodial account is established through the use of IRS Form 5305-A which has been approved as to form by the Internal Revenue Service. IRS approval is determined only as to form of the account and does not represent a determination of the merits of such an account.

                THREE

            CONTRIBUTIONS

A. FORM OF CONTRIBUTIONS Contributions must be made in cash and may be made at any time from the beginning of the tax year, either periodically or in a lump sum, until April 15 of the following year -- the deadline for filing your tax return. If you receive a tax return extension, you must still make your IRA contribution by April 15 in order to claim the deduction. You do not have to contribute to an IRA every year. Additionally, regardless of your age, you may also transfer funds from another IRA or certain qualified plan distributions to a "rollover" IRA, which is described in paragraph 6 of this Disclosure Statement. If you intend to report contributions made between January 1 and April 15 as contributions for your prior tax year, you should notify us in writing that such contributions have been made on account of such prior tax year. Otherwise, the Custodian will assume the payment is for the current tax year.

No part of your IRA account can be used to buy a life insurance policy. Your account's assets cannot be combined with other property, except in a common trust fund or common investment fund. Your IRA account may not be invested in collectibles, such as gems or art, U.S. gold and silver coins and certain state coins are permitted.

B. LIMITS ON ANNUAL CONTRIBUTIONS
You are eligible to make contribution to an IRA if you are under age 70 1/2 and if, at any time during the year, you receive compensation.

Contributions to your IRA for any taxable year may not exceed the lesser of $2,000 or 100% of your compensation or earned income. If you and your spouse both work and have compensation that is includible in your gross income, each of you can annually contribute to your own IRA up to the lesser of $2,000 or 100% of compensation or earned income.

If your spouse earns no income, or earns $250 or less and elects to be treated as earning no income, you can establish a "spousal IRA" with two separate accounts if you file a joint Federal tax return. The aggregate annual amount contributed to both IRAs each year cannot exceed the lesser of $2,250, or 100% of your earned income or compensation. This amount is divided between the two accounts as you direct, but not more than $2,000 may be contributed to one account each year. Wages, salaries, tips, professional fees, net earnings from self-employment, bonuses and other amounts you get for providing personal service (and taxable alimony payments) are compensation. Dividend, interest, rental, or capital gains income is not compensation. You may not make any contribution (other than a rollover contribution) to your IRA with respect to the tax year in which you reach age 70 1/2 or any subsequent year. However, you may continue to make contributions to your spouse's spousal IRA and deduct the deductible portion of such payments until the year in which your spouse reaches age 70 1/2.

C. Simplified Employee Pension Plan
Contributions. A separate IRA may be established for use by your employer as part of a SEP arrangement. Your employer may contribute to your SEP-IRA up to a maximum of 15% of your compensation or $22,500, which-ever is less. If your SEP-IRA is used as part of a salary reduction SEP, you may elect to reduce your annual compensation, up to a maximum of 15% of your compensation or $7,000 (indexed to reflect cost-of-living adjustments), whichever is less, and have your employer contribute that amount to your SEP-IRA. If your employer maintains both a salary reduction SEP and a regular SEP, the annual contribution limit to both SEPs together is 15% of your compensation or $22,500, whichever is less. You may contribute, in addition to the amount contributed by your employer to your SEP-IRA, an amount not in excess of the limits referred to under "Limits on Annual Contributions" above. It is your and your employer's responsibility to see that contributions in excess of normal IRA limits are made under a valid SEP and are, therefore, proper.

D. EXCESS CONTRIBUTIONS
An excess contribution is the amount paid to your IRA that is in excess of the limit on annual contributions. You must pay a non-deductible 6% federal excise tax on the excess amount for the tax year in which it is made, and for each later year until the excess is eliminated either by:

(1) withdrawal or (2) application to a succeeding year's contribution.

You will not have to pay the 6% excise tax if you withdraw the excess (together with its earnings) by the date your tax return is due (including extensions). You must include in your gross income, for the year in which they were received, the earnings made from the excess payment. You may also have to pay the additional 10% tax on premature distributions on the amount of the earnings.

However, the excess contribution itself will not be included in your taxable income and will not be subject to the 10% premature distribution tax. You can also remove any non-deductible IRA contributions by following this procedure.

Under similar rules, you can also withdraw amounts that are not excess contributions (because they do not exceed $2,000) but are not deductible (because they exceed the deductible limits).

Under certain circumstances, you may withdraw excess payments from your IRA after the due date for filing your tax return (including extensions) and not include it in your taxable gross income. You may do this: (1) if the total payment (other than rollover contributions) for the year is $2,250 or less and (2) you did not deduct the excess amount (or the deduction was disallowed by the IRS). The excess payment you remove is thus not subject to the 10% tax on premature distributions. But you will have to pay the 6% excise tax for each year that the excess remains in the account at the end of the year.

If you pay more than $2,250 to your IRA for any year, and do not withdraw the excess by the due date (including extensions) for filing your income tax return, you must include in your taxable gross income any excess payment you withdraw, even if you did not originally deduct it. You may also have to pay the 10% tax on premature distributions on the amount you withdraw.

You may also eliminate an excess contribution from your IRA by not contributing the maximum allowable amount in a later year. The subsequent year's contribution would be reduced by the excess amount contributed in the prior year. By using this method, you can avoid paying the 10% premature distribution tax on withdrawals.

                 FOUR

        SPOUSAL IRA AND DIVORCE

A. SPOUSAL IRA
If you and your spouse each earn compensation, you can each make contributions to separate IRAs. But even if your spouse does not have any earned compensation (or earns $250 or less and elects to be treated as having no earned income), you may be eligible to establish an additional but separate and independent IRA for your spouse. To qualify, you must be married at the end of the tax year, and you and your spouse must file a joint return. The maximum contribution to your IRA and to a Spousal IRA may not exceed the lesser of $2,250 or 100% of your compensation, as defined under Section 3 B. The contribution does not have to be equally divided between the two accounts; however, the maximum contribution made to either account is $2,000. An excess contribution to either account is not tax deductible and will be subject to a penalty tax, as described in Section 3 C.

You may not claim a deduction for Spousal IRA contributions in the year your unemployed spouse reaches the age of 70 1/2. If, however, you have not yet attained the age of 70 1/2, you may continue to make contributions under the original IRA rules. Distributions from a Spousal IRA do not have to begin until April 1 of the year following the year in which the spouse for whom the account or sub-account is maintained reaches age 70 1/2. With the exception of the contribution limitations, all rules which apply to the regular IRA apply to each spouse with respect to his or her own Spousal IRA.

B. DIVORCE OR LEGAL SEPARATION
If all or any portion of your IRA is awarded to a former spouse pursuant to divorce or legal separation, such portion can be transferred to an IRA in the receiving spouse's name. The transaction can be processed without tax implications to you provided a written instrument executed by a court incident to the divorce or legal separation in accordance with Section 408(d)(6) of the Code is received by the Custodian and specifically directs such transfer.



                          FIVE

                      TAX DEDUCTION

You may deduct the full amount of your IRA contribution up to the annual maximum if you are not an "active participant" in an employer-sponsored retirement plan (including qualified plans, Simplified Employee Pension plans, tax-sheltered annuity plans, and certain governmental plans) for any part of such year. If you are married and you and your spouse file a joint return, you will be deemed to be an active participant in an employer-sponsored retirement plan if either you or your spouse is an active participant in such a plan. For this purpose, a husband and wife who file separate tax returns for any year and who live apart at all times during the year are not considered to be married. In addition, even if you are an active participant in such a plan, you may deduct the full amount of your IRA contribution if you have adjusted gross income equal to or below a specified level ($40,000 for married taxpayers filing joint returns and $25,000 for single taxpayers). If your adjusted gross income exceeds this specified level, or if you are married and file a separate tax return, the amount of your IRA contribution which is deductible is phased out on the basis of:

Adjusted gross income between $25,000 and $35,000 if you are a single taxpayer;

Adjusted gross income of up to $10,000 if you are a married taxpayer who files a separate return;

Adjusted gross income between $40,000 and $50,000 if you are married and you and your spouse file a joint return.

Adjusted gross income is determined prior to adjustments for personal exemptions and itemized deductions. For purposes of determining the IRA deduction, adjusted gross income is modified to take into account deductions for IRA contributions, taxable benefits under the Social Security Act and the Railroad Retirement Act, and passive loss limitations under Code Section 86.

In general, the IRA deduction is phased out at a rate of $200 per $1,000 of adjusted gross income in excess of the phase out amount ($25,000 for single taxpayers, $40,000 for married taxpayers who file joint returns and $0 for married taxpayers who file separate returns). However, if you contribute to a Spousal IRA, your IRA deduction is phased out at a rate of $225 per $1,000 of adjusted gross income in excess of $40,000.

When calculating your reduced IRA deduction limit, you always round up to the next lowest $10. Therefore, your deduction limit is always a multiple of $10. In addition, if your adjusted gross income is within the phase-out range and your reduced deduction limit is more than $0 but less than $200, you are permitted to deduct up to $200 of your IRA contribution.

If your adjusted gross income exceeds the applicable level specified above and you are an active participant in an employer-sponsored retirement plan (or your spouse is an active participant in such a plan if you file joint returns), then you may not deduct any portion of your IRA contribution. Special rules apply for purposes of determining whether or not you are an active participant in an employer-sponsored retirement plan. Your Form W-2 for the year should indicate your participation status. You should consult your own tax or financial adviser if you have any questions. You can estimate your deduction limit using the following formula:

[$10,000 - Excess AGI/$10,000] x Maximum Allowable Deduction = Deduction
Limit

* Excess AGI means adjusted gross income above the Specified Level.

* Maximum Allowable Deduction means $2,000 ($2,250 for "Spousal IRA").

Example 1: You are single, an active participant and have an adjusted gross income of $32,000. You would calculate your deductible IRA contribution as follows:

The Excess AGI is $32,000 - $25,000 =  $7,000

Your IRA deduction limit is:
[$10,000 - $7,000/$10,000]  x  $2,000  =  $600

Example 2: You are married and file a joint tax return. You and your spouse individually earn more than $2,000 and one is an active participant. Your combined adjusted gross income is $45,120. Each may contribute to an IRA and calculate deductible contributions to each IRA as follows:

The Excess AGI is $45,120 - $40,000  = $ 5,120

Your IRA deduction limit is:

[$10,000 - $5,120/$10,000] x $2,000 = $ 976 (rounded up to $980)

Example 3: If, in Example 2, your spouse did not earn any compensation, or elected to be treated as earning no compensation, you could establish a Spousal IRA (consisting of an account for you and your spouse). The amount of deductible contributions which could be made to the two IRAs is calculated as follows:

[$10,000 - $5,120/$10,000] x $2,250 = $1,098 (rounded up to $1,100)

The $1,100 can be divided between your IRA and your spouse's IRA, but neither IRA may have a deductible contribution of more than $980.

Example 4: You are married, file a separate tax return and are an active participant. You have $1,400 of compensation and want to make a deductible contribution to your IRA.

Your Excess AGI is $1,400 - $0 = $1,400

Your IRA deduction limit is:

[$10,000 - $1,400/$10,000] x $2,000 = $1,720

Though your IRA deduction limit as calculated above is $1,720, you may not deduct an amount in excess of your adjusted gross income of $1,400.

Even if you will not be able to deduct the full amount of your IRA contribution under the rules described above, you can still contribute up to your annual maximum amount with all or part of the contribution being a nondeductible contribution. Of course, the combined total of deductible and nondeductible contributions must not exceed your annual maximum amount. Any earnings on all your IRA contributions (deductible and non-deductible) accumulate tax-free until you withdraw them.


                         SIX

                     ROLLOVER IRA

A rollover is a tax-free transfer of assets from one tax-qualified retirement program to another. There are two kinds of rollover payments to an IRA. In one, you rollover amounts from one IRA to another. With the other, you rollover amounts from a qualified pension or profit-sharing plan to an IRA. You cannot deduct a rollover payment on your tax return.

In addition, please note that the IRA you set up to receive rollover amounts should be separate from an IRA you set up to receive annual contributions; and if you establish a rollover IRA during the year in which you reach age 70 1/2, you must begin receiving distributions from such IRA no later than April 1 of such following year. Since strict limitations apply to rollovers, and a variety of tax and financial planning issues should be considered in determining whether to make a rollover contribution, it would be wise to check with your tax adviser or local IRS district office for information concerning your specific situation before proceeding with a rollover IRA.

However, please be aware that if you transfer the funds in your IRA from one IRA trustee or custodian to another, either at your request, or at the trustee's request, this is not a rollover. It is a transfer that is not affected by the one-year waiting period described below.

A.  ROLLOVER FROM ONE IRA TO ANOTHER
You may withdraw part or all of the assets from one IRA and reinvest them in another IRA tax free once a year. To take advantage of this tax free treatment, you must transfer the entire amount you receive to your new IRA by the 60th day after the date the property is distributed from your first IRA or other tax-qualified plans. Partial rollovers are taxed on the amount retained.

B.  ROLLOVER FROM A TAX-QUALIFIED PLAN TO AN IRA
If you become entitled to receive all or any part of an "eligible rollover distribution" from a tax-qualified plan such as a 401(k) plan, a profit sharing plan, a Keogh plan, or a 403(b) tax-sheltered annuity, you may direct the plan to make a direct rollover to your IRA and thus avoid the mandatory 20% Federal withholding tax. To do a direct rollover, the assets should either be transferred directly to the IRA custodian, or the distribution check can be made payable to the IRA custodian. If you choose to receive a distribution directly from a tax-qualified plan, you may still rollover the distribution (plus the amount of the withholding tax) to your IRA as long as you do so within 60 days of the date you receive the distribution. An "eligible rollover distribution" is any distribution from a tax-qualified plan other than (a) a distribution that is one of a series of periodic payments for the employee's life or over a period of 10 years or more, (b) a required distribution after you attain 70 1/2 and (c) certain corrective distributions.

Please remember that amounts subject to the post-70 1/2 minimum distribution requirement and your prior non-deductible contributions are not eligible for rollover treatment.

If you receive an eligible rollover distribution from your employer's plan and roll it over into an IRA, you may later roll over those assets into a new employer's plan, if you kept those assets in a separate account. Your surviving spouse may also roll over into an IRA all or part of an eligible rollover distribution (although amounts up to $5,000 which qualify for the death benefit exclusion need not be rolled over) received from your employer's plan because of your death.


                         SEVEN

                      DISTRIBUTIONS

A. TAX TREATMENT
Any money or property you receive from your IRA account is a distribution and must be included in your gross income as ordinary taxable income in the year received. The exceptions are rollovers and tax-free withdrawals of excess payments as described above.

Generally, amounts distributed to you are includible in your gross income in the taxable year you receive them and are taxed as ordinary income without the special tax treatment available for lump-sum distributions.

Federal income tax will be withheld from distributions you receive from an IRA unless you elect not to have tax withheld. However, if IRA distributions are to be delivered outside of the United States, this withholding tax is mandatory and you may not elect otherwise unless you certify to the Custodian that you are not a U.S. citizen residing overseas or a "tax avoidance expatriate" as described in Code Section 877. Federal income tax will be withheld at the rate of 10%.

If you withdraw an amount from any IRA during a taxable year and you have previously made both deductible and nondeductible IRA contributions, then part of the amount withdrawn is excludible from ordinary income and not subject to taxation. The amount excludible for the taxable year is the portion of the amount withdrawn which bears the same ratio to the amount withdrawn for the taxable year as your aggregate non-deductible IRA contributions remaining in all of your IRAs bear to the aggregate balance of all your IRAs at the end of the year plus the amount of the distribution during the year.

For example, an individual withdraws $1,000 from an IRA to which both deductible and non-deductible contributions were made. At the end of the year, the account balance is $4,000, of which $2,500 was nondeductible contributions. The amount excludible from income is $500 ($2,500/$5,000
 x $1,000).

In general, if, during any calendar year you receive distributions from your IRAs, Section 403 annuities and qualified plans which, in the aggregate, exceed $150,000, you maybe subject to a 15% penalty tax on the amount in excess of $150,000. If the total amount of your benefits payable from such plans at your death exceeds a certain permissible level, a similar 15% estate tax is imposed on the amount in excess of the permissible level. Special rules apply in certain circumstances and you should consult your tax adviser if you have any questions regarding this tax.

B.  METHODS OF DISTRIBUTION
1.  IRA Distributions
You can withdraw money from your IRA account in either of the following ways:
a. a lump-sum withdrawal of the entire balance.
b. periodic payments (monthly, quarterly, annually) spread over a period of years.

The following conditions apply to IRA distributions:
a. You may begin receiving distributions without any penalty any time after you are 59 1/2.
b. You must begin receiving distributions from your IRA by April 1 following the calendar year in which you become 70 1/2, the Required Distribution Date.
c. If you are disabled, you may receive distributions from your IRA regardless of your age without paying any penalties. You must be certified as disabled by a physician. For more information on disability, contact the IRS and get a copy of IRS Publication 522, "Disability Payments."
d. If you request a withdrawal prior to your attainment of age 59 1/2, you must furnish the Custodian with a written statement explaining how you intend to dispose of the amount distributed. This requirement does not apply to a distribution which is part of a series of substantially equal periodic payments made over your life expectancy or the joint life and last survivor expectancy of you and your designated beneficiary.

2.  Tax and Penalties on Premature Distribution
If you withdraw any of the funds in your IRA before age 59 1/2, the amount includible in your gross income is subject to a 10% nondeductible penalty tax unless: (1) the withdrawal is made because of your death or permanent disability; (2) the withdrawal is an exempt withdrawal of an excess contribution; or (3) the withdrawal is rolled over into another qualified plan or IRA. You can also withdraw funds held in your IRA without any tax penalty before you reach age 59 1/2 if you choose to receive installment payments in substantially equal amounts over a period that does not exceed your life expectancy or the joint life and last survivor expectancy of you and your designated beneficiary. You should be aware, however, that the 10% penalty tax will be applied retroactively to all installment payments if you alter the method of distribution before you attain age 59 1/2 to a method that does not qualify for the exception. This 10% penalty tax will also apply retroactively if you do not receive the installment payments under a method that qualifies for the exception for at least five years.

The 10% penalty tax discussed above does not apply to the portion of your IRA distribution which is not includible in your gross income.

3. Penalties on Excess Accumulations Amounts you contribute to your IRA are not to be kept indefinitely. The law requires that you begin to receive distributions from your IRA no later than your "Required Distribution Date." There is a minimum amount which you must withdraw by the Required Distribution Date, December 31 of the calendar year containing the Required Distribution Date, and December 31 of each calendar year thereafter. This minimum amount is determined by your life expectancy or the joint life and last survivor expectancy of you and your designated beneficiary, subject to the minimum distribution incidental death benefit rule. Your life expectancy (and your spouse's life expectancy if your spouse is your designated beneficiary) may be recalculated each year if you elect to do so by filing a form with the Custodian no later than your Required Distribution Date. Additionally, if your bene-ficiary is not your spouse, the minimum distribution must be calculated by reference to the "minimum distribution incidental benefit" rule of the Internal Revenue Code. If the amount distributed during a taxable year is less than the minimum amount required to be distributed, you will be subject to a penalty tax equal to 50% of the deficiency unless you can prove that the failure to make such minimum distribution was due to reasonable cause, or demonstrate that reasonable steps are being taken to remedy the shortfall. If you maintain more than one IRA, you must calculate the amount of your minimum distribution in any year by considering the aggregate balances in all your IRAs. Once the minimum amount is so determined, you may choose to withdraw it from any one IRA. IRS Publication 590 contains a worksheet for figuring the minimum amount that should be distributed from your IRA, so that you may avoid the 50% excise tax.

You should consult your own tax or financial advisor with regard to the calculation of the amount of minimum distribution each year because it is your responsibility to make sure that this requirement is met. The Custodian is not responsible to advise you in this matter and will only make distributions to you from your IRA in accordance with your specific instructions.

C. DISTRIBUTION ON DEATH
Your beneficiaries include your estate, dependents, and anyone you choose to have the benefits of your IRA after you die. You may designate your beneficiaries on the IRA Application and Adoption Agreement when you open your IRA and change them at any time by writing to the Custodian. Distribution to your beneficiary may be made at any time in the event of your death either in a lump sum or periodically as selected by your beneficiary but subject to the following rules:

1. If distribution from your IRA has commenced after your Required Distribution Date, the funds remaining in your account must continue to be distributed to your designated beneficiary at least as rapidly as under the method of distribution in effect prior to your death.

Subject to the foregoing, the remaining funds in the account will be distributed to your designated beneficiary either outright or periodically, as selected by such beneficiary. The Custodian will make distributions to your beneficiary in accordance with his or her specific instructions. Your beneficiary should be aware that he or she is subject to minimum distribution rules and it is his or her responsibility to make sure that the rules are met.

2. If distribution from your IRA has not commenced prior to your Required Distribution Date, then the entire account balance must generally be completely distributed to your designated beneficiary by December 31 of the year containing the fifth anniversary of your death. However, there are exceptions to this five-year distribution rule. First, the five-year distribution rule does not apply if the funds in your IRA will be payable to your designated beneficiary over a fixed period that is not longer than the life expectancy of the beneficiary and if the distribution commences no later than December 31 of the year containing the fifth anniversary of your death. Second, if your beneficiary is your surviving spouse, he or she may elect within the five-year period commencing with your death to receive the funds in your IRA over a fixed period that is not longer than his or her life expectancy and commencing at any date prior to the date you would have attained age 70 1/2. Third, if your beneficiary is your surviving spouse, he or she may elect to roll over the funds in your IRA into his or her own account or to treat your IRA as his or her own by making regular or rollover deposits into such IRA.

The designation of a beneficiary to receive funds from your IRA at your death is not considered a transfer subject to federal gift taxes. However, any funds remaining in your IRA at your death would be includible in your federal gross estate.

                HOW TO FILE IRA INFORMATION
                       WITH THE IRS

IRA Contributions. Deductible and nondeductible IRA contributions are reported on IRS Form 1040 or Form 1040A. To the extent your contribution is deductible, you can claim a deduction on your federal tax return. To the extent your contribution is not deductible, you must designate it as a nondeductible contribution on your federal tax return. You may choose to file your federal income tax return before it is due (without extensions) and report your IRA contributions before they are made. You must, however, make the contributions by the due date (without extensions) of such return. To the extent your contribution is deductible, you claim a deduction on your tax return. To the extent your contribution is not deductible, you must designate it on Form 8606. There is a $100 penalty each time you overstate the amount of your nondeductible contributions unless you can prove that the overstatement was due to reasonable cause.

IRA Distributions. Report IRA distributions, whether taxable or not, including taxable premature distributions on IRS Form 1040. You will also be required to give additional information on Form 8606 in years you make a withdrawal from your IRA. If you fail to file a required Form 8606, there is a $50 penalty for each such failure unless you can prove that the failure was due to reasonable cause.

Other Reporting Requirements. During those years when you have tax on excess payments, premature distributions, prohibited transactions, and excess accumulations, you must file Form 5329, "Return for Individual Retirement Accounts."

Rollovers. Report any rollover from a qualified plan to an IRA on Form 1040. Enter the amount of the distribution and the taxable amount. (Special Note:
This Disclosure Statement discusses the effect and requirements of the Federal tax laws. You should check with your tax adviser with regard to the applicable tax laws of your state.)

                       EIGHT

             PROHIBITED TRANSACTIONS

Generally, a prohibited transaction is any improper use of your IRA account or annuity. Some examples are: (1) the sale, exchange, or leasing of any property between your IRA account and you; (2) the lending of money or other extension of credit between your IRA account and you; (3) the furnishing of goods, services, or facilities between your IRA account and you; or (4) the transfer of assets of your IRA account for your use or for your benefit.

If you or your beneficiary engage in a prohibited transaction at any time during the year, you generally must include the fair market value of all of the IRA's assets in your taxable gross income for that year. You will also be subject to the 10% tax on premature distributions if you are under the age of 59 1/2.

Additionally, if you pledge your IRA as security for a loan, or invest your IRA in "collectibles" such as art, antiques, gems, or coins (other than United States gold and silver coins or certain state coins), the amount so pledged or invested is considered to have been distributed to you and will be taxed as ordinary income during the year in which you make such pledge or investment. You may also have to pay the 10% penalty tax on premature distributions.

                          NINE

                   OTHER INFORMATION

A. FUND PROSPECTUS
The annual earnings under USAA mutual fund IRAs consist of all dividends and distributions on the mutual fund shares held in your account. The dividends and distributions received from a given fund accumulate tax free and are reinvested in shares of the fund credited to your account.

For complete information about advisory fees, other expenses, the method of calculating the price per share, etc., of USAA's mutual funds, ask for and read the funds' Statement of Additional Information. The growth in value of the investments included in your IRA is neither guaranteed nor projected.

B. AMENDMENTS
USAA Investment Management Company will make any amendments that may be required by the Internal Revenue Service and will provide a copy of these amendments to you.

The Custodian reserves the right to amend the Application and Adoption Agreement with respect to the Custodian compensation thirty days after mailing of written notice to the investor.

C. CUSTODIAN'S FEES
There are no annual IRA maintenance fees. The Custodian charges a $20 fee for total distribution.
Exceptions to the fee are: partial distributions, total transfer within USAA, and distributions due to disability or death.

D. THE CUSTODIAN
The sponsor of your IRA is USAA Investment Management Company. The Custodian is State Street Bank and Trust Company, or any successor Custodian selected by the sponsor.

E. INTERNAL REVENUE SERVICE
You may obtain further information regarding an IRA from any district office of the Internal Revenue Service.







                         Exhibit 14(b)


[A picture of the USAA Logo is here]


                              USAA

               USAA INVESTMENT MANAGEMENT COMPANY


                             SEP-IRA

                             Handbook


   Retirement Planning For Small Business Owners And The Self-Employed


                            CONTENTS


What Is A SEP-IRA?                                           3

Benefits Of A SEP-IRA                                        3

Why Choose A USAA Investment Management Company SEP-IRA?     6

Which USAA Mutual Funds Are Best For Me?                     7

Questions And Answers                                       10

Checklist                                                   13

Custodial Agreement                                         15

Disclosure Statement                                        22




Dear Business Owner:

Data from the U.S. Department of Labor and the Small Business Administration shows that fewer than one in five individuals working for a small business have an employer-sponsored pension plan. This compares to five out of six people working in larger companies with 500 or more employees. Small businesses such as yours are the lifeblood of the American economy. Attracting and keeping excellent employees may depend on whether or not you offer a tax-advantaged retirement plan.

The Simplified Employee Pension-Individual Retirement Account (SEP-IRA) plan may be the right choice for your business. It allows the small employer as well as the self-employed person to set up an easy, practical retirement program without the administrative costs and complexities associated with typical employer plans.

Today's lower interest rates on savings accounts and bank CDs make mutual funds a sound alternative. At USAA Investment Management Company, we can design a mutual fund investment portfolio to suit your company's retirement needs.

If you would like more information after reading this handbook, please call us at 1-800-531-6624 -- in San Antonio, call 445-7211. Let us help you map out a plan to build a more secure future for you and your employees.


Sincerely,

/s/Michael J.C. Roth
----------------------
Michael J.C. Roth, CFA
President
USAA Investment Management Company


Certificates of Deposit offer a guaranteed interest rate and FDIC insurance up to $100,000.


                    YOUR PERSONAL RETIREMENT PLAN

WHAT IS A SEP-IRA?
A SEP-IRA is a retirement program set up by the employer (or the self-employed person) to which the employer makes tax deductible contributions for both employer and employees. It was designed precisely for the small business owner who does not need a full-scale corporate pension plan.

HOW DOES IT DIFFER FROM AN IRA?
An IRA is a personal retirement plan set up by any individual with earned income. The maximum contribution amount is $2000 and it may or may not be deductible from annual taxes, depending on the individual's level of income and coverage by a pension plan. On the other hand, contributions to SEP-IRAs can be much larger than for IRAs up to 15% of each employee's salary, for a maximum of $22,500 annually.

WHO IS ELIGIBLE?
If you're an employer, you must cover all employees who have worked for you three out of the past five years, have reached the age of 21, and have earned at least $396* from your payroll during the year. Part-time employees are also included.


*This is the amount in effect for 1995.  This is adjusted periodically.



BENEFITS OF A SEP-IRA:

1 Tax-Deferred Earnings. All earnings - dividends, interest and capital appreciation - accumulate in the account on a tax-deferred basis. This means you pay no taxes until you start withdrawing funds. Because employer contributions are tax deductible for your business, a SEP-IRA can mean substantial tax benefits. (See graph on page 4 for an example of the impact tax savings can have on the growth of your money for retirement.)

2 Income At Retirement. By investing in a SEP-IRA, you have the opportunity to put aside money on a regular basis for yourself and your employees. That's important, since you don't have to pay taxes on your earnings each year. More money will be working for you and your employees' futures.

3 Tax-Deductible Contributions. All contributions to SEP-IRAs are tax-deductible to the employer and are subject to the 15% decution limit. In addition, the amount contributed to employees' accounts are not included in the employees' taxable income.

4 You're In Control. The employer decides the amount and frequency of contributions. If business conditions preclude making contributions in any given year, contributions that year can be skipped.

5 Professional Investment Management. Once you have worked with your team of account representatives on your investment decision, your responsibility stops. Our mutual funds are managed by professional money managers who have access to a wealth of resources. With these professionals carefully analyzing the best investment opportunities for the funds, you receive expertise at a low cost.

6 Enhanced Employee Benefits. SEP-IRAs may be established by self-employed persons, partnerships and corporations.

7 Ease of the Plan. By establishing a SEP-IRA, you have an easy and practical retirement program without the administrative costs and complexities such as lots of paper work, annual management fees and IRS reporting associated with typical employer plans.

WITH A SEP-IRA
The chart illustrates how $20,000 contributed each year for 20 years (the maximum allowable contribution is $22,500 for combined employer and employee contributions) to your SEP-IRA grows. If you are in the 31% tax bracket and your account earns 8% each year, under a SEP-IRA tax-deferred plan your account would have a value of $915,239.*

WITHOUT A SEP-IRA
This is what happens if you don't take advantage of investing in a SEP-IRA retirement plan. If you are in the 31% tax bracket and you invest $20,000 of taxable income earnings for 20 years, your $20,000 investment actually represents $13,800* of "after-tax" dollars for your retirement plan. As a result, in 20 years your final value without the tax-deferred, compounded earnings would only be $631,515.*

[A graph appears here comparing a $20,000 annual contribution over 20 years with a SEP-IRA and without a SEP-IRA. The horizontal axis shows the dollar amount and the vertical axis shows the time period. The ending value with a SEP-IRA is $915,239 and the ending value without a SEP-IRA is $631,515.]

* Annual contribution multiplied by one minus your tax bracket (31% in this example).
** Based on hypothetical 8% annual rate of return compounded monthly. Assumes a 31% tax bracket. This chart is for illustration purposes only. It is not an indication of past or future results of an investment in any of the funds managed and distrubited by USAA Investment Management Company. Management and administrative fees not included.



                ADDITIONAL BENEFITS TO EMPLOYEES

1 The Money Belongs To The Employees. The money deposited and accumulated in a SEP-IRA belongs to your employees, even if they stop working for you.

2 Employers' Contributions Excluded From The Employee's Taxable Income. Employers' contributions to SEP-IRAs are not included in employees' income for income tax or Social Security tax purposes.

3 Ease of Distributions to Beneficiaries. In case of death, the assets in a SEP-IRA will transfer to a designated beneficiary.

4 SEP-IRA Contributions Continues Until An Employee Retires. SEP-IRA contributions can continue until an employee retires, but they must start withdrawing assets in a SEP-IRA when they reach age 70 1/2.



                      SALARY REDUCTION SEPS

Salary Reduction SEPs (SAR-SEPs) offer another option. SAR-SEPs allow your employees to make their own contributions to their retirement account through tax-deductible salary deferrals. This means the contributions made by the employee are deferred from taxes. A company may establish a SAR-SEP if it has 25 or fewer employees in lieu of salary and if at least half of them participate in the program. Under this plan, employees can contribute up to 15% of their pay or $9,240* annually, whichever is less.

A company may have both SEP-IRA and SAR-SEP plans for its employees but the total annual contribution per individual account cannot exceed $22,500. The total annual contribution for all employees cannot exceed 15% of the taxable compensation paid to the employees during the year.


*This amount is in effect for 1995.  This amount is adjusted peridocally.



            WHY CHOOSE A USAA INVESTMENT MANAGEMENT COMPANY SEP-IRA?

THE MUTUAL FUND ALTERNATIVE
Mutual fund SEP-IRAs offer managed investments and diversification through a variety of stock, bond, income, and money market instruments. By investing in mutual funds you also have the advantage of investing in growth-oriented funds and that's important when planning for your retirement future. What's more, you have the option to transfer shares from fund to fund at no charge. This gives your investment the maximum flexibility over the next ten, 20, or even 30 years.

USAA Investment Management Company (IMCO) manages and distributes a variety of mutual fund SEP-IRAs to meet your own personal investment objectives. For your retirement funds to grow, they must be invested wisely. Here are some of the benefits of investing in a USAA Investment Management Company mutual fund:

Professional Management. USAA (IMCO) mutual funds are managed by investment professionals with the education, knowledge and experience to make sound investment decisions with your money -- decisions you may not have the time, interest or experience to make.

Low Costs. Our IRAs have no annual IRA maintenance fees and USAA IMCO's funds are totally no-load, which means you pay no sales commission, redemption or 12b-1 fees. A fee of $20 will be charged for all total distributions except when due to disability, death or within USAA.

Diversification. Each USAA IMCO mutual fund invests in a wide range of securities (stocks, bonds, etc.) suited to its particular investment objective, diversified by economic sector, industry, and companies within a single industry, or it invests in variety of short-term money market instruments.

Exchange Privileges. Our free exchange privilege allows you to exchange shares of one fund for shares of another mutual fund. You are allowed six exchanges per calendar year per fund.

Performance Results. These are readily available every day in the financial section of most major newspapers, but they will also be sent directly to you in annual and semiannual reports from our company.

Unique Investor Service. When you become a shareholder, you will be assisted by your own team of account representatives, a small group of expert professionals, instead of speaking to a different person each time you call.



            WHICH USAA MUTUAL FUNDS ARE BEST FOR ME?



               PRIMARY                                            RELATIVE
FUND           INVESTMENT                                         IMPORTANCE
TYPE/NAME      OBJECTIVE             INVESTS IN...   VOLATILITY   OF INCOME
-----------------------------------------------------------------------------
AGGRESSIVE GROWTH
-----------------
AGGRESSIVE     Capital appreciation    Stocks          Very high    Low
GROWTH FUND

EMERGING       Capital appreciation    Emerging        Very high    Low
MARKETS FUND*                          markets
                                       stocks

GROWTH
-------
GROWTH FUND    Capital appreciation    Stocks          Moderate     Moderate
                                                       to high

INTERNATIONAL  Capital appreciation    Foreign         Moderate     Low
FUND*                                  stocks          to high

WORLD          Capital appreciation    Foreign         Moderate     Low
GROWTH FUND*                           stocks &        to high
                                       domestic
                                       stocks

GROWTH & INCOME
-----------------
GROWTH &       Capital growth &        Dividend        Moderate     Moderate
INCOME FUND    current income          paying common
                                       stocks,
                                       convertible
                                       bonds

INCOME
------
INCOME         Current income          Bonds           Moderate     High
FUND (BONDS)   and conservation
               of capital

INCOME STOCK   Current income,         Stocks          Moderate     High
FUND (STOCKS)  increasing dividend
               income, capital
               appreciation

GNMA TRUST     Current income &        Government      Low to       High
               conservation of         National        moderate
               capital                 Mortgage
                                       Association
                                       certificates

SHORT-TERM     High current income     Investment-     Low          High
BOND FUND      with preservation of    grade
               capital                 securities,
                                       bonds

PRECIOUS METALS
---------------
GOLD FUND      Capital                 Gold mining &   Very high    Low
               appreciation            precious metals
                                       stocks

MONEY MARKET
-------------
MONEY          Current income          Money market    Very low     High
MARKET FUND+   plus stable             instruments
               principal

TREASURY       Current income &        U.S. Treasury   Very low     High
MONEY MARKET   conservation of         securities
TRUST+         capital with the
               highest degree of
               safety

DIVERSIFIED
------------
CORNERSTONE    Achieve a positive      Gold mining,    Moderate     Moderate
FUND           inflation-adjusted      real estate,
               rate of return          foreign & basic
                                       value stocks,
                                       government
                                       securities


If you would like more complete information on any of the funds listed, including management fees and expenses, please call us at 1-800-531-8181 (456-7211 in San Antonio) and we will send you informative materials including a prospectus. Please read them carefully before you invest or send any money.

*Foreign investing is subject to certain risks, such as currency fluctuations, market illiquidity and political instability, which are discussed in the Fund's
prospectus.   An investment in the Money Market Fund or Treasury Money Market
Fund is neither insured nor guaranteed by the U.S. Government and there is no assurance the fund will be able to maintain a stable net asset value of $1 per share.



              EVERYONE'S INVESTMENT SITUATION IS DIFFERENT

Your age, income, net worth, risk tolerance, as well as current market conditions, are all factors to consider in deciding which investment is best for you.

Age. If you are close to retirement, you might want current income and relative safety. If retirement is 5 years or more away, you may be willing to accept a higher degree of risk with the objective of achieving larger long-term gains.

Risk Tolerance. If safety of principal is a strong consideration, you are better off opting for lower volatility and lower risk funds. For people who can accept fluctuation in their retirement fund, the more aggressive stock funds could be an attractive alternative. However, you must be comfortable with the idea that the value of your investment is likely to fluctuate depending on market conditions.

Market Conditions. Fluctuating economic conditions can affect mutual funds. Therefore, the prevailing market environment must be a primary consideration when you select a fund for your SEP-IRA. Your investment portfolio can easily be constructed and kept in balance using a family of no-load mutual funds. Of course, every person's ideal investment mixture is different. By speaking to one of our knowledgeable account representatives, we can guide you in your decisions and help you build a portfolio of mutual funds that pursues the return you seek, balanced with a comfortable exposure to risk.

However, there is no foolproof system for calling the market's turns. So when investing for the long-term, dollar-cost averaging1 may help you erase the timing dilemma of "When do I get in ? When do I get out?" With dollar-cost averaging, you invest a constant amount in a fund at regular intervals over a period of time, regardless of the fund's price. When the price is low, you purchase more shares; when the price is high, you purchase fewer shares. Chances are that over time the average price you pay per share is lower than the average selling price for those same shares.

1Dollar-cost averaging does not assure a profit or protect against a loss in declining markets. Investors should consider their financial ability to continue purchases through periods of low and high price levels.



                          QUESTIONS ABOUT SEP-IRAs


 1 Must employers contribute to their employees' retirement accounts under SEP-IRA? Whether or not an employer makes a contribution to the SEP-IRA is entirely within the employer's discretion. However, if contributions are made, the employer must make them for all eligible employees. Plans that accept only employee contributions, such as SAR-SEPs, may allow for up to 50% non-participation.

 2 How much may an employer contribute? Under a SEP-IRA plan, the employer determines the amount of the contribution each year. Please note that all contributions to each eligible employee's account must be based on the same percentage. For example, a 15% contribution given to an individual earning $30,000 a year would be $4,500. The same percentage of an $18,000 salary would be $2,700. However, the maximum is limited to $22,500 per year for the combined employer/employee contribution.

 3 May the employee also contribute to an IRA outside of his/her Plan? Yes. An employee is still allowed to contribute up to $2,000 to an IRA. The amount that may be deductible is subject to various limitations.

 4 Does an employer have to include every employee in the SEP-IRA or SAR-SEP Plan? The employer must have a plan to cover all employees who are at least 21 years of age and who have worked for the employer for at least three of the past five calendar years. The employer may choose to establish less restrictive eligibility requirements.

 5 Do employees have the option not to participate? Yes, employees have the option not to participate in a plan involving employer contributions. However, for the plan to remain in compliance with the IRS, all employees who are eligible must participate in the SEP-IRA plan.

 6 Are employer SEP-IRA contributions subject to Social Security taxes? No. The employer's contributions are not included as income on the W-2 form and are not considered wages for the purpose of determining Social Security taxes. Employee contributions to a SAR-SEP IRA are not included as income on the W-2 form but are considered wages for the purpose of determining Social Security taxes.

 7 How much can an employee put into a SAR-SEP IRA? An employee may contribute up to $9,240 (as adjusted for increases in the cost of living) provided that when combined with the SEP-IRA contribution of his employer the total amount contributed does not exceed 15 % of salary or $22,500, whichever is less. Limits for highly compensated employees are different.

 8 What is the definition of a highly compensated employee? An individual who at any time during the current year or preceding calendar year:
    - was a 5% owner of the business
    - received compensation in excess of $100,000*;
    - ranked in the top 20% of employees by compensation and received compensation in excess of $66,000*;
    - received compensation in excess of $60,000* (as adjusted annually for increases in the cost of living) as an officer of the business or was the highest paid ranking officer if no employee was paid more than $60,000*.

The contribution percentage of a highly compensated employee in any year may not exceed 1.25 times the average contribution rate of the non-highly compensated employee.


*This is the amount in effect for 1995.  This amount is adjusted periodically.


 9 When can money be withdrawn? Money in a SEP-IRA account like standard IRA money, can be withdrawn at age 59 1/2 without penalty. With only a few exceptions, the same penalties apply to SEP-IRA distributions. The most notable penalty is 10% for taking an IRA distribution before age 59 1/2. Exceptions to the early distribution penalty include distributions made to a beneficiary on the death of the SEP-IRA owner or the owner's total disability. Note: The IRS allows a special exception so some people can take non-penalty IRA distributions before 59 1/2. To take this advantage of this, you can take distributions of an IRA-approved series of "substantially equal payments" over your life expectancy. See your tax advisor if you are interested in this exception.

10  Can an employer contribute for participants who are older than 70 1/2?
    Yes.

11 How are the withdrawals taxed? All withdrawals are subject to ordinary income taxes.

12 Can employees move their funds from a SEP-IRA to a regular IRA? Yes. There is no limit to the number of direct transfers from one custodian to another, as long as the employee does not take possession of the funds.
    If you take possession of the funds, you must then deposit your money into a new IRA account within 60 days after you receive it or you lose your rollover privileges and the entire amount is subject to the IRA 10% withdrawal penalty. An IRA rollover can only be utilized once per year and is not taxable but must be reported on your tax return.

13 Who can withdraw from an established SEP-IRA? Only the employee or the beneficiaries, if applicable.

14 What is the difference between Internal Revenue Service Forms 5305A, 5305-SEP and 5305A-SEP (SAR-SEP)? Form 5305A must be completed by the owner when opening a new IRA account. A 5305-SEP Form is used by employers to establish a SEP-IRA plan for themselves and their employees. A 5305A-SEP (SAR-SEP) is the form filled out by employees in order to permit employees to make SEP contributions through salary deductions. However, non-profit organizations and state and local governments cannot establish SAR-SEPs.



                            CHECKLIST

OPENING A SEP-IRA

- The plan may be established by signing IRS Form 5305-SEP or Form 5305-A SEP. This form is not filed with the IRS. Keep this form for your records.

- Distribute a copy of your completed Form 5305-SEP, including all the instructions and questions and answers to employees who are eligible to participate in your SEP-IRA plan. (For eligibility requirements, refer to "Who May Participate" on the Form 5305-SEP or Form 5305-A-SEP).

- After a copy of the form is delivered to employees, make sure they read the IRA Custodial Agreement and IRA Disclosure Statement (in this booklet).

- Make sure you have each eligible employee complete and sign:
    - IRA Application and Adoption Agreement
    - IRA Transfer Request (if necessary)
    - Salary Reduction Agreement in the case of a SAR-SEP.

- Be sure to have all employees complete the Designation of Beneficiary section on the application to expedite transfer of funds in the event of death.

- Your SEP-IRA contributions may be as much as 15% of a plan participant's annual compensation, to a maximum of $22,500 (employer and employee) per plan participant per year. PLEASE MAKE SURE YOU INCLUDE YOUR CHECK PAYABLE TO THE APPROPRIATE FUND FOR YOUR INITIAL CONTRIBUTION.

- Mail completed form(s) with your check(s) in the enclosed postage-paid envelope.

- Once all documents are in order, the only ongoing administrative requirement of the employer is to report to each of the employees their SEP contributions. If you are self-employed, simply make the contributions into your own SEP-IRA. However, in the case of SAR-SEP, the employer must determine each year whether the contributions made by the highly compensated employees are within the permissible limits. If excess contributions are made, they should be refunded. If you are self-employed, simply make the contributions into your own SEP-IRA.



                   TOLL-FREE TELEPHONE NUMBERS

For more information before you open an account:
Call 1-800-531-8181 (in San Antonio 456-7211)

For information after you open an account: Account Servicing:
call 1-800-531-8448 (in San Antonio 456-7202).

24-Hour Access :
call 1-800-531-8777 (in San Antonio 498-8777)
For automated telephone information about your accounts through TouchLine(registered trademark).***

Call 1-800-531-8066 (in San Antonio 498-8066) For a recorded message giving the Funds' current net asset value.


***TouchLine(registered trademark) is a registered service mark of USAA.



                            Custodial Agreement

ARTICLE I
The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(b)(8), or 408(d)(3) or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k).

ARTICLE II
The Depositor's interest in the balance in the custodial account is nonforfeitable.

ARTICLE III
1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

ARTICLE IV
1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date (April 1 following the calendar year end in which the Depositor reaches age 70 1/2).
By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:
(a)  A single sum payment.
(b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.
(c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.
(d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.
(e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:
(a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with Paragraph 3.
(b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either
     (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or
     (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries, starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.
(c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.
(d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph (3), determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of distribution in accordance with paragraph (4)(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V
1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

ARTICLE VI
Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

                            Custodial Agreement

ARTICLE VII
This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

ARTICLE VIII
 1. All assets in the Account shall be invested in such shares of one or more Designated Investment Companies as the Depositor may from time to time specify. The Depositor's instructions may relate to current contributions or to amounts previously contributed (including earnings thereon) or to both. In the event that the Custodian receives a contribution from the Depositor with respect to which no investment direction is specifically applicable, or if any such investment direction is, in the opinion of the Custodian, unclear, the Custodian may hold such amounts uninvested or return any such contributions without liability for any loss, including any loss of income or appreciation, and without liability for interest or any tax liability incurred by Depositor pending receipt of instructions or clarification. For all purposes of this Agreement, the term "Designated Investment Company" shall mean USAA INVESTMENT TRUST or USAA MUTUAL FUND, INC. and any other regulated investment company for which USAA INVESTMENT MANAGEMENT COMPANY (or any affiliate thereof) acts as investment advisor and which is designated by USAA INVESTMENT MANAGEMENT COMPANY as eligible for investment under this Agreement.

 2. Except as otherwise permitted in paragraph 12 below, all contributions made under this Agreement shall be deposited in the form of cash and shall be made to the Custodian in accordance with such rules as the Custodian may establish. Any contribution so made with respect to a tax year of the Depositor shall be made prior to the due date of the Depositor's tax return (not including extensions). Unless otherwise indicated in writing by the Depositor, contributions shall be credited to the tax year in which they are received by the Custodian. The Custodian, upon receipt of written instructions from the Depositor, may exchange or cause to be exchanged shares of a Designated Investment Company sold held by the Custodian on behalf of the Depositor for any other shares of a Designated Investment Company available for investment hereunder, subject to and in accordance with the terms and conditions of the exchange privilege, as outlined in the current prospectuses of any such Designated Investment Company and as may be agreed upon, in writing, from time to time between the Custodian and USAA Investment Management Company. The Depositor shall be the beneficial owner of the assets held in the Account. All dividends and capital gains distributions received on shares of a Designated Investment Company held in the Depositor's Account shall, unless received in additional shares, be reinvested in shares of the Designated Investment Company paying such dividends. If any distributions of the shares of a Designated Investment Company may be received at the election of the Depositor in additional shares or in cash or other property, the Custodian shall elect to receive additional shares.

 3. USAA INVESTMENT MANAGEMENT COMPANY may remove the Custodian at any time upon thirty (30) days' notice in writing to the Custodian, and the Custodian may resign at any time upon thirty (30) days' notice in writing to USAA INVESTMENT MANAGEMENT COMPANY. Upon such resignation or removal, USAA INVESTMENT MANAGEMENT COMPANY shall appoint a successor custodian, which successor custodian shall be a "bank" as defined in Section 408(n) of the Code or another person found qualified to act as a custodian of an Individual Retirement Account by the Secretary of the Treasury or his delegate. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian or trustee, the Custodian shall transfer and pay over to such successor the assets of the Account and all records pertaining thereto.

                            Custodial Agreement

The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs, and expenses or for payment of any other liabilities constituting a charge on or against the assets of the Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian or trustee. If within the thirty (30) day period provided for above, USAA Investment Management Company has not appointed a successor custodian or trustee which has accepted such appointment, the Custodian shall, unless it elects to terminate the Custodial Account, appoint a successor custodian itself.

 4. The Custodian shall deliver, or cause to be delivered, to the Depositor all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to Designated Investment Companies' shares held for Depositor. The Custodian shall not vote any of the shares held hereunder except in accordance with the written instructions of the Depositor.

 5. (a) The Custodian shall, from time to time, in accordance with instructions in writing from the Depositor (or the Depositor's beneficiary if the Depositor is deceased), make distributions out of the Account to the Depositor in the manner and amounts as may be specified in such instructions. All such instructions shall be deemed to constitute a certification by the Depositor (or the Depositor's beneficiary if the Depositor is deceased) that the distribution directed is one that the Depositor (or the Depositor's beneficiary if the Depositor is deceased) is permitted to receive. Notwithstanding the provision of Article IV above, the Custodian assumes
(and shall have) no responsibility to make any distribution to the Depositor (or the Depositor's beneficiary if the Depositor is deceased) unless and until such written instructions specify the occasion for such distribution, the elected manner of distribution and any declaration required by Article IV. Prior to making any such distribution from the Account, the Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees, and other documents (including proof of any legal representative's authority) deemed necessary or advisable by the Custodian, but the Custodian shall not be liable for complying with written instructions which appear on their face to be genuine, or for refusing to comply if not satisfied such instructions are genuine, and assumes no duty of further inquiry. Upon receipt of proper written instructions as required above, the Custodian shall cause the assets of the Account to be distributed in cash and/or in kind, as specified in such written order.
    (b) Distribution of the assets of the Account shall be made in accordance with the provisions of Article IV as the Depositor (or the Depositor's beneficiary if the Depositor is deceased) shall elect by written instructions to the Custodian; subject, however to the provisions of Sections 401(a)(9), 408(a)(6) and 408(b)(3) of the Code, the regulations promulgated there-under, and the following:
    (i) No distribution from the Account shall be made in the form of an annuity contract.
    (ii) The recalculation of life expectancy of the Depositor and/or the Depositor's spouse shall only be made at the written election of the Depositor. The recalculation of life expectancy of the surviving spouse shall only be made at the written election of the surviving spouse.
    (iii) If the Depositor dies before his/her entire interest in the Account has been distributed, and if the designated beneficiary of the Depositor is the Depositor's surviving spouse, the spouse may treat the Account as his/her own individual retirement arrangement. This election will be deemed to have been made if the surviving spouse makes a regular IRA contribution to the Account, makes a rollover to or from such Account, or fails to receive a payment from the Account within the appropriate time period applicable to the deceased Depositor under Section 401(a)(9)(B) of the Code.

 6. Any notice from the Custodian to the Depositor provided for in this Agreement shall be effective if sent by regular mail to him at his last address of record.

 7. The Depositor hereby delegates to USAA Investment Management Company the power to amend at any time and from time to time the terms and provisions of the Agreement and hereby consents to such amendments, provided they shall comply with all applicable provisions of the Code, the regulations thereunder and with any other governmental law, regulation or ruling. Any such amendments shall be effective as of the date specified in a written notice sent by first-class mail to the address of the Depositor indicated by the Custodian's records. Notwithstanding the foregoing, no mendment which increases the burdens of the Custodian shall take effect without its prior written consent. Nothing in this paragraph 7 shall be construed to restrict the Custodian's freedom to change or substitute fee schedules in accordance with the provisions of the adoption agreement, and no such change or substitution shall be deemed to be an amendment to this Agreement.

 8. The Custodian shall not be bound by any certificate, notice, order, information or other communication unless and until it shall have been received in writing at its place of business.

 9. (a) The Custodian shall have the right to rely upon any information furnished in writing by the Depositor. The Depositor and the Depositor's legal representatives, as appropriate, shall always fully indemnify the Custodian and USAA Investment Management Company and save each of them harmless from any and all liability whatsoever which may arise in connection with this Agreement and matters which the Agreement contemplates, except that which arises due to the Custodian's gross negligence, willful misconduct or lack of good faith. The Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by the Custodian and the Depositor or said legal representatives and unless fully indemnified for so doing to the Custodian's satisfaction.
    (b) The Custodian shall be an agent for the Depositor to perform the duties conferred on it by the Depositor. The parties do not intend to confer any fiduciary duties on the Custodian and none shall be implied. The Custodian shall not be liable (and does not assume any responsibility for) the collection of contributions, the deductibility of any contribution or the propriety of any contributions under this Agreement, the selection of any shares of any Designated Investment Company for the Account, or the purpose or propriety of any distribution ordered in accordance with Article IV or paragraph 5 of the Article VIII, which matters are the sole responsibility of the Depositor or the Depositor's beneficiary,as the case may be.
    (c) The Custodian and USAA Investment Management Company shall not be responsible for any losses, penalties or other consequences to the Depositor or to any other person arising out of the making of any contribution or withdrawal.

10. This Agreement together with the Application and Adoption Agreement attached hereto and by this reference made a part hereof, constitutes the entire agreement between the parties, and it shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

11. The Depositor shall have the right by written notice to the Custodian on a form acceptable to the Custodian, to designate or to change a beneficiary to receive any benefit to which such Depositor may be entitled in event of his death prior to the complete distribution of such benefit. If no such designation is in effect at the time of the Depositor's death, or if the designated beneficiary has predeceased the Depositor, the Depositor's beneficiary shall be his or her estate. The last designation filed with the Custodian shall be controlling, and, whether or not it fully disposes the Account, shall revoke all such other designations previously filed by the Depositor.

                            Custodial Agreement

12. (a) The Custodian shall have the right to receive rollover contributions as described in the Code and if any property is so transferred to it as a rollover contribution, such property shall be sold by the Custodian and the proceeds less any expenses, fees or commissions reinvested as provided in paragraph 1 of this Article VIII. The Custodian reserves the right to refuse to accept any property which is not in the form of cash.
     (b) The Custodian, upon written direction of the Depositor and after submission to the Custodian of such documents as it may reasonably require, shall transfer the assets held under this Agreement (reduced by any amounts referred to in paragraph 3 of this Article VIII) to a successor individual retirement account, or individual retirement annuity (other than an endowment contract) for the Depositor's benefit or to an exempt employee's trust established under a plan which satisfies the qualification requirements of
Section 401(a) of the Code. Any amounts received or transferred by the Custodian under this paragraph 12 shall be accompanied by such records and other documents as the Custodian deems necessary to establish the nature, value, and extent of the assets, and of the various interests therein.

13. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized, except to such extent as may be required by law. Any pledging of assets in the Account by the Depositor as security for a loan, or any loan or other extension of credit from the Account to the Depositor shall be prohibited.

14. The Custodian may perform any of its administrative duties through such other persons or entities as may be designated by the Custodian from time to time with the prior approval of USAA Investment Management Company, except that the Designated Investment Company shares must be registered in the name of the Custodian or its nominee. No such delegation or subsequent change herein shall be considered an amendment of this agreement.

15. In addition to the reports required by Article V, the Custodian shall cause to be mailed to the Depositor in respect of each tax year an account of all transactions affecting the Account during such year and a statement showing the Account as of the end of such year. If, within sixty (60) days after such mailing, the Depositor has not given the Custodian written notice of any exception or objection thereto, the annual accounting shall be deemed to have been approved, and in such case, or upon the written approval of the Depositor, the Custodian shall be released, relieved and discharged with respect to all matters and statements set forth in such accounting as though the account had been settled by judgment or decree of a court of competent jurisdiction.

16. (a) The Custodian may charge the Depositor reasonable fees, including an annual maintenance fee, for services hereunder according to standard schedules of rates which may be in effect from time to time. Initially, the fees payable to the Custodian shall be in the schedule amount provided with the Agreement. Upon thirty (30) days' prior written notice, the Custodian may substitute a fee schedule differing from that schedule initially provided.

                            Custodial Agreement

     (b) Custodian's fees, any income (including unrelated business income tax), gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Account, that may be levied or incurred by the Custodian in the performance of its duties may be charged to the Account, with the right to liquidate shares of any Designated Investment Company for this purpose, or (at Custodian's option) to the Depositor.



                          Disclosure Statement

This disclosure statement outlines the basic provisions of an Individual retirement account (IRA) as well as certain features unique to USAA mutual
fund IRAs.    This is merely a general summary for your information. For an interpretation of the applicable IRA and tax laws, contact your tax adviser district IRS office. IRS Publication 590, "Tax Information on Individual retirement Accounts," contains more detailed information on IRAs.

                                    ONE
                                 REVOCATION

An IRA which is established on the date of receipt of this Disclosure Statement, or within seven days thereafter, may be revoked at any time within seven days after the date of establishment of such IRA. An IRA established at least seven days after the date of the receipt of this Disclosure Statement may not be revoked (although it may be terminated). Revocation must be made by telephone and confirmed in writing to USAA Shareholder Account Services, 9800 Fredericksburg Road, San Antonio, Texas 78288. Call 1-800-531-8448 (in San Antonio, 456-7202). Mailed notice will be deemed given on the date that it is postmarked (or, if sent by certified or registered mail, on the date of certification or registration) if it is deposited in the mail in the United States in an envelope or other appropriate wrapper, first class postage pre-paid, properly addressed. In the event that you decide to revoke your IRA and do so within such seven day period, you are entitled to a return of the entire amount of your IRA contributions, without adjustment for such items as administrative expenses or fluctuations in market value.

                                    TWO
                             THE CUSTODIAL ACCOUNT

The USAA mutual fund IRA is a custodial account established for your exclusive benefit or that of your named beneficiaries, as described in Section 408 of the Internal Revenue Code. All amounts contributed to your IRA custodial account will not be forfeitable. The custodial account is established through the use of IRS Form 5305-A which has been approved as to form by the Internal Revenue Service. IRS approval is determined only as to form of the account and does not represent a determination of the merits of such an account.

                                   THREE
                                CONTRIBUTIONS

A. FORM OF CONTRIBUTIONS Contributions must be made in cash and may be made at any time from the beginning of the tax year, either periodically or in a lump sum, until April 15 of the following year - the deadline for filing your tax return. If you receive a tax return extension, you must still make your IRA contribution by April 15 in order to claim the deduction. You do not have to contribute to an IRA every year. Additionally, regardless of your age, you may also transfer funds from another IRA or certain qualified plan distributions to a "rollover" IRA, which is described in paragraph 6 of this Disclosure Statement. If you intend to report contributions made between January 1 and April 15 as contributions for your prior tax year, you should notify us in writing that such contributions have been made on account of such prior tax year. Otherwise, the Custodian will assume the payment is for the current tax year.

No part of your IRA account can be used to buy a life insurance policy. Your account's assets cannot be combined with other property, except in a common trust fund or common investment fund. Your IRA account may not be invested in collectibles, such as gems or art; U.S. gold and silver coins and certain state coins are permitted.

B. LIMITS ON ANNUAL CONTRIBUTIONS
You are eligible to make contribution to an IRA if you are under age 70 1/2 and if, at any time during the year, you receive compensation. Contributions to your IRA for any taxable year may not exceed the lesser of $2,000 or 100% of your compensation or earned income. If you and your spouse both work and have compensation that is includible in your gross income, each of you can annually contribute to your own IRA up to the lesser of $2,000 or 100% of compensation or earned income.



                            Disclosure Statement

If your spouse earns no income, or earns $250 or less and elects to be treated as earning no income, you can establish a "spousal IRA" with two separate accounts if you file a joint Federal tax return. The aggregate annual amount contributed to both IRAs each year cannot exceed the lesser of $2,250, or 100% of your earned income or compensation. This amount is divided between the two accounts as you direct, but not more than $2,000 may be contributed to one account each year. Wages, salaries, tips, professional fees, net earnings from self-employment, bonuses and other amounts you get for providing personal service (and taxable alimony payments) are compensation. Dividend, interest, rental, or capital gains income is not compensation You may not make any contribution (other than a rollover contribution) to your IRA with respect to the tax year in which you reach age 70 1/2 or any subsequent year. However, you may continue to make contributions to your spouse's spousal IRA and deduct the deductible portion of such payments until the year in which your spouse reaches age 70 1/2.

C  SIMPLIFIED EMPLOYEE PENSION PLAN CONTRIBUTIONS
A separate IRA may be established for use by your employer as part of a SEP arrangement. Your employer may contribute to your SEP-IRA up to a maximum of 15% of your compensation or $22,500, whichever is less. If your SEP-IRA is used as part of a salary reduction SEP, you may elect to reduce your annual compensation, up to a maximum of 15% of your compensation or $7,000 (indexed to reflect cost-of-living adjustments), whichever is less, and have your employer contribute that amount to your SEP-IRA. If your employer maintains both a salary reduction SEP and a regular SEP, the annual contribution limit to both SEPs together is 15% of your compensation or $22,500, whichever is less. You may contribute, in addition to the amount contributed by your employer to your SEP-IRA, an amount not in excess of the limits referred to under "Limits on Annual Contributions" above. It is your and your employer's responsibility to see that contributions in excess of normal IRA limits are made under a valid SEP and are, therefore, proper.

D. EXCESS CONTRIBUTIONS
An excess contribution is the amount paid to your IRA that is in excess of the limit on annual contributions. You must pay a non-deductible 6% federal excise tax on the excess amount for the tax year in which it is made, and for each later year until the excess is eliminated either by: (1) withdrawal or
(2) application to a succeeding year's contribution.

You will not have to pay the 6% excise tax if you withdraw the excess (together with its earnings) by the date your tax return is due (including extensions). You must include in your gross income, for the year in which they were received, the earnings made from the excess payment. You may also have to pay the additional 10% tax on premature distributions on the amount of the earnings.

However, the excess contribution itself will not be included in your taxable income and will not be subject to the 10% premature distribution tax.
You can also remove any non-deductible IRA contributions by following this procedure.

Under similar rules, you can also withdraw amounts that are not excess contributions (because they do not exceed $2,000) but are not deductible (because they exceed the deductible limits).

                               Disclosure Statement

Under certain circumstances, you may withdraw excess payments from your IRA after the due date for filing your tax return (including extensions) and not include it in your taxable gross income. You may do this: (1) if the total payment (other than a rollover contribution) for the year is $2,250 or less and (2) you did not deduct the excess amount (or the deduction was disallowed by the IRS). The excess payment you remove is thus not subject to the 10% tax on premature distributions. But you will have to pay the 6% excise tax for each year that the excess remains in the account at the end of the year.

If you pay more than $2,250 to your IRA for any year, and do not withdraw the excess by the due date (including extensions) for filing your income tax return, you must include in your taxable gross income any excess payment you withdraw, even if you did not originally deduct it. You may also have to pay the 10% tax on premature distributions on the amount you withdraw.

You may also eliminate an excess contribution from your IRA by not contributing the maximum allowable amount in a later year. The subsequent year's contribution would be reduced by the excess amount contributed in the prior year. By using this method, you can avoid paying the 10% premature distribution tax on withdrawals.

                                    FOUR
                            SPOUSAL IRA AND DIVORCE

A  SPOUSAL IRA
If you and your spouse each earn compensation, you can each make contributions to separate IRAs. But even if your spouse does not have any earned compensation (or earns $250 or less and elects to be treated as having no earned income), you may be eligible to establish an additional but separate and independent IRA for your spouse. To qualify, you must be married at the end of the tax year, and you and your spouse must file a joint return. The maximum contribution to your IRA and to a Spousal IRA may not exceed the lesser of $2,250 or 100% of your compensation, as defined under Section 3 B. The contribution does not have to be equally divided between the two accounts; however, the maximum contribution made to either account is $2,000. An excess contribution to either account is not tax deductible and will be subject to a penalty tax, as described in Section 3 C.

You may not claim a deduction for Spousal IRA contributions in the year your unemployed spouse reaches the age of 70 1/2 . If, however, you have not yet attained the age of 70 1/2 , you may continue to make contributions under the original IRA rules. Distributions from a Spousal IRA do not have to begin until April 1 of the year following the year in which the spouse for whom the account or sub-account is maintained reaches age 70 1/2 . With the exception of the contribution limitations, all rules which apply to the regular IRA apply to each spouse with respect to his or her own Spousal IRA.

B.  DIVORCE OR LEGAL SEPARATION
If all or any portion of your IRA is awarded to a former spouse pursuant to divorce or legal separation, such portion can be transferred to an IRA in the receiving spouse's name. The transaction can be processed without tax implications to you provided a written instrument executed by a court incident to the divorce or legal separation in accordance with Section 408(d)(6) of the Code is received by the Custodian and specifically directs such transfer.

                                 FIVE
                            TAX DEDUCTION

You may deduct the full amount of your IRA contribution up to the annual maximum if you are not an "active participant" in an employer-sponsored retirement plan (including qualified plans, Simplified Employee Pension plans, tax-sheltered annuity plans, and certain governmental plans) for any part of such year. If you are married and you and your spouse file a joint return, you will be deemed to be an active participant in an employer-sponsored retirement plan if either you or your spouse is an active participant in such a plan. For this purpose, a husband and wife who file separate tax returns for any year and who live apart at all times during the year are not considered to be married.

                            Disclosure Statement

In addition, even if you are an active participant in such a plan, you may deduct the full amount of your IRA contribution if you have adjusted gross income equal to or below a specified level ($40,000 for married taxpayers filing joint returns and $25,000 for single taxpayers). If your adjusted gross income exceeds this specified level, or if you are married and file a separate tax return, the amount of your IRA contribution which is deductible is phased out on the basis of:

Adjusted gross income between $25,000 and $35,000 if you are a single taxpayer;

Adjusted gross income of up to $10,000 if you are a married taxpayer who files a separate return;

Adjusted gross income between $40,000 and $50,000 if you are married and you and your spouse file a joint return.

Adjusted gross income is determined prior to adjustments for personal exemptions and itemized deductions. For purposes of determining the IRA deduction, adjusted gross income is modified to take into account deductions for IRA contributions, taxable benefits under the Social Security Act and the Railroad Retirement Act, and passive loss limitations under Code Section 86.

In general, the IRA deduction is phased out at a rate of $200 per $1,000 of adjusted gross income in excess of the phase out amount ($25,000 for single taxpayers, $40,000 for married taxpayers who file joint returns and $0 for married taxpayers who file separate returns). However, if you contribute to a Spousal IRA, your IRA deduction is phased out at a rate of $225 per $1,000 of adjusted gross income in excess of $40,000.

When calculating your reduced IRA deduction limit, you always round up to the next lowest $10. Therefore, your deduction limit is always a multiple of $10. In addition, if your adjusted gross income is within the phase-out range and your reduced deduction limit is more than $0 but less than $200, you are permitted to deduct up to $200 of your IRA contribution.

If your adjusted gross income exceeds the applicable level specified above and you are an active participant in an employer-sponsored retirement plan (or your spouse is an active participant in such a plan if you file joint returns), then you may not deduct any portion of your IRA contribution. Special rules apply for purposes of determining whether or not you are an active participant in an employer-sponsored retirement plan. Your Form W-2 for the year should indicate your participation status. You should consult your own tax or financial adviser if you have any questions. You can estimate your deduction limit using the following formula:

$10,000 - Excess AGI  x  Maximum Allowable Deduction
--------------------
     $10,000          =  Deduction Limit

*Excess AGI means adjusted gross income above the Specified Level. *Maximum Allowable Deduction means $2,000 ($2,250 for "Spousal IRA").

Example 1: You are single, an active participant and have an adjusted gross income of $32,000. You would calculate your deductible IRA contribution as follows:

The Excess AGI is $32,000 - $25,000 =  $7,000 Your IRA deduction limit is:

$10,000 - $7,000  x  $2,000  =  $600
----------------
    $10,000

Example 2: You are married and file a joint tax return. You and your spouse individually earn more than $2,000 and one is an active participant. Your combined adjusted gross income is $45,120. Each may contribute to an IRA and calculate deductible contributions to each IRA as follows:

The Excess AGI is $45,120 - $40,000  = $ 5,120
Your IRA deduction limit is:

$10,000 - $5,120   x  $2,000  =  $ 976 (rounded up to $980)
----------------
    $10,000

Example 3: If, in Example 2, your spouse did not earn any compensation, or elected to be treated as earning no compensation, you could establish a Spousal IRA (consisting of an account for you and your spouse). The amount of deductible contributions which could be made to the two IRAs is calculated as follows:

$10,000 - $5,120  x  $2,250  =  $1,098
----------------
    $10,000          (rounded up to $1,100)

                            Disclosure Statement

The $1,100 can be divided between your IRA and your spouse's IRA, but neither IRA may have a deductible contribution of more than $980.

Example 4: You are married, file a separate tax return and are an active participant. You have $1,400 of compensation and want to make a deductible contribution to your IRA.

Your Excess AGI is $1,400 - $0  =  $1,400
Your IRA deduction limit is:

$10,000 - $1,400  x  $2,000  =  $1,720
----------------
    $10,000

Though your IRA deduction limit as calculated above is $1,720, you may not deduct an amount in excess of your adjusted gross income of $1,400.

Even if you will not be able to deduct the full amount of your IRA contribution under the rules described above, you can still contribute up to your annual maximum amount with all or part of the contribution being a nondeductible contribution. Of course, the combined total of deductible and nondeductible contributions must not exceed your annual maximum amount. Any earnings on all your IRA contributions (deductible and non-deductible) accumulate tax-free until you withdraw them.

                                  SIX
                              ROLLOVER IRA

A rollover is a tax-free transfer of assets from one tax-qualified retirement program to another. There are two kinds of rollover payments to an IRA. In one, you rollover amounts from one IRA to another. With the other, you rollover amounts from a qualified pension or profit-sharing plan to an IRA. You cannot deduct a rollover payment on your tax return.

In addition, please note that the IRA you set up to receive rollover amounts should be separate from an IRA you set up to receive annual contributions;
and if you establish a rollover IRA during the year in which you reach age
70 1/2, you must begin receiving distributions from such IRA no later than April 1 of such following year. Since strict limitations apply to rollovers, and a variety of tax and financial planning issues should be considered in determining whether to make a rollover contribution, it would be wise to check with your tax adviser or local IRS district office for information concerning your specific situation before proceeding with a rollover IRA.

However, please be aware that if you transfer the funds in your IRA from one IRA trustee or custodian to another, either at your request, or at the trustee's request, this is not a rollover. It is a transfer that is not affected by the one-year waiting period described below.

A. ROLLOVER FROM ONE IRA TO ANOTHER
You may withdraw part or all of the assets from one IRA and reinvest them in another IRA tax free once a year. To take advantage of this tax free treatment, you must transfer the entire amount you receive to your new IRA by the 60th day after the date the property is distributed from your first IRA or other tax-qualified plans. Partial rollovers are taxed on the amount retained.

B. ROLLOVER FROM A TAX-QUALIFIED PLAN TO AN IRA
If you become entitled to receive all or any part of an "eligible rollover distribution" from a tax-qualified plan such as a 401(k) plan, a profit sharing plan, a Keogh plan, or a 403(b) tax-sheltered annuity, you may direct the plan to make a direct rollover to your IRA and thus avoid the mandatory 20% Federal withholding tax. To do a direct rollover, the assets should either be transferred directly to the IRA custodian, or the distribution check can be made payable to the IRA custodian. If you choose to receive a distribution directly from a tax-qualified plan, you may still rollover the distribution (plus the amount of the withholding tax) to your IRA as long as you do so within 60 days of the date you receive the distribution. An "eligible rollover distribution" is any distribution from a tax-qualified plan other than (a) a distribution that is one of a series of periodic payments for the employee's life or over a period of 10 years or more,
(b) a required distribution after you attain 70 1/2 and (c) certain corrective distributions.

Please remember that amounts subject to the post-70 1/2 minimum distribution requirement and your prior non-deductible contributions are not eligible for rollover treatment.

If you receive an eligible rollover distribution from your employer's plan and roll it over into an IRA, you may later roll over those assets into a new employer's plan, if you kept those assets in a separate account. Your surviving spouse may also roll over into an IRA all or part of an eligible rollover distribution (although amounts up to $5,000 which qualify for the death benefit exclusion need not be rolled over) received from your employer's plan because of your death.

                            Disclosure Statement

                                    SEVEN
                                DISTRIBUTIONS

A. TAX TREATMENT
Any money or property you receive from your IRA account is a distribution and must be included in your gross income as ordinary taxable income in the year received. The exceptions are rollovers and tax-free withdrawals of excess payments as described above.

Generally, amounts distributed to you are includible in your gross income in the taxable year you receive them and are taxed as ordinary income without the special tax treatment available for lump-sum distributions.

Federal income tax will be withheld from distributions you receive from an IRA unless you elect not to have tax withheld. However, if IRA distributions are to be delivered outside of the United States, this withholding tax is mandatory and you may not elect otherwise unless you certify to the Custodian that you are not a U.S. citizen residing overseas or a "tax avoidance expatriate" as described in Code Section 877. Federal income tax will be withheld at the rate of 10%.

If you withdraw an amount from any IRA during a taxable year and you have previously made both deductible and nondeductible IRA contributions, then part of the amount withdrawn is excludible from ordinary income and not subject to taxation. The amount excludible for the taxable year is the portion of the amount withdrawn which bears the same ratio to the amount withdrawn for the taxable year as your aggregate non-deductible IRA contributions remaining in all of your IRAs bear to the aggregate balance of all your IRAs at the end of the year plus the amount of the distribution during the year. For example, an individual withdraws $1,000 from an IRA to which both deductible and non-deductible contributions were made. At the end of the year, the account balance is $4,000, of which $2,500 was nondeductible contributions. The amount excludible from income is $500 ($2,500/$5,000 x $1,000).

In general, if, during any calendar year you receive distributions from your IRAs, Section 403 annuities and qualified plans which, in the aggregate, exceed $150,000, you maybe subject to a 15% penalty tax on the amount in excess of $150,000. If the total amount of your benefits payable from such plans at your death exceeds a certain permissible level, a similar 15% estate tax is imposed on the amount in excess of the permissible level. Special rules apply in certain circumstances and you should consult your tax adviser if you have any questions regarding this tax.

B.   METHODS OF DISTRIBUTION
 1. IRA Distributions
 You can withdraw money from your IRA account in either of the following ways:
    a. a lump-sum withdrawal of the entire balance.
    b. periodic payments (monthly, quarterly, annually) spread over a period of years.

The following conditions apply to IRA distributions:
 a. You may begin receiving distributions withoutany penalty any time after you are 59 1/2.
 b. You must begin receiving distributions from your IRA by April 1 following the calendar year in which you become 70 1/2, the "Required Distribution Date."
 c. If you are disabled, you may receive distributions from your IRA regardless of your age without paying any penalties. You must be certified as disabled by a physician. For more information on disability, contact the IRS and get a copy of IRS Publication 522, "Disability Payments."
 d. If you request a withdrawal prior to your attainment of age 59 1/2, you must furnish the Custodian with a written statement explaining how you intend to dispose of the amount distributed. This requirement does not apply to a distribution which is part of a series of substantially equal periodic payments made over your life expectancy or the joint life and last survivor expectancy of you and your designated beneficiary.

2.  Tax and Penalties on Premature Distribution
If you withdraw any of the funds in your IRA before age 59 1/2, the amount includible in your gross income is subject to a 10% nondeductible penalty tax unless: (1) the withdrawal is made because of your death or permanent disability; (2) the withdrawal is an exempt withdrawal of an excess contribution; or (3) the withdrawal is rolled over into another qualified plan or IRA. You can also withdraw funds held in your IRA without any tax penalty before you reach age 59 1/2 if you choose to receive installment payments in substantially equal amounts over a period that does not exceed your life expectancy or the joint life and last survivor expectancy of you and your designated beneficiary. You should be aware, however, that the 10% penalty tax will be applied retroactively to all installment payments if you alter the method of distribution before you attain age 59 1/2 to a method that does not qualify for the exception. This 10% penalty tax will also apply retroactively if you do not receive the installment payments under a method that qualifies for the exception for at least five years.

The 10% penalty tax discussed above does not apply to the portion of your IRA distribution which is not includible in your gross income.

3.  Penalties on Excess Accumulations
Amounts you contribute to your IRA are not to be kept indefinitely. The law requires that you begin to receive distributions from your IRA no later than your "Required Distribution Date." There is a minimum amount which you must withdraw by the Required Distribution Date, December 31 of the calendar year containing the Required Distribution Date, and December 31 of each calendar year thereafter. This minimum amount is determined by your life expectancy or the joint life and last survivor expectancy of you and your designated beneficiary, subject to the minimum distribution incidental death benefit rule. Your life expectancy (and your spouse's life expectancy if your spouse is your designated beneficiary) may be recalculated each year if you elect to do so by filing a form with the Custodian no later than your Required Distribution Date. Additionally, if your beneficiary is not your spouse, the minimum distribution must be calculated by reference to the "minimum distribution incidental benefit" rule of the Internal Revenue Code. If the amount distributed during a taxable year is less than the minimum amount required to be distributed, you will be subject to a penalty tax equal to 50% of the deficiency unless you can prove that the failure to make such minimum distribution was due to reasonable cause, or demonstrate that reasonable steps are being taken to remedy the shortfall. If you maintain more than one IRA, you must calculate the amount of your minimum distribution in any year by considering the aggregate balances in all your IRAs. Once the minimum amount is so determined, you may choose to withdraw it from any one IRA. IRS Publication 590 contains a worksheet for figuring the minimum amount that should be distributed from your IRA, so that you may avoid the 50% excise tax. You should consult your own tax or financial advisor with regard to the calculation of the amount of minimum distribution each year because it is your responsibility to make sure that this requirement is met. The Custodian is not responsible to advise you in this matter and will only make distributions to you from your IRA in accordance with your specific instructions.

                            Disclosure Statement

C. DISTRIBUTION ON DEATH
Your beneficiaries include your estate, dependents, and anyone you choose to have the benefits of your IRA after you die. You may designate your beneficiaries on the IRA Application and Adoption Agreement when you open your IRA and change them at any time by writing to the Custodian. Distribution to your beneficiary may be made at any time in the event of your death either in a lump sum or periodically as selected by your beneficiary but subject to the following rules:

1. If distribution from your IRA has commenced after your Required Distribution Date, the funds remaining in your account must continue to be distributed to your designated beneficiary at least as rapidly as under the method of distribution in effect prior to your death. Subject to the foregoing, the remaining funds in the account will be distributed to your designated beneficiary either outright or periodically, as selected by such beneficiary. The Custodian will make distributions to your beneficiary in accordance with his or her specific instructions. Your beneficiary should be aware that he or she is subject to minimum distribution rules and it is his or her responsibility to make sure that the rules are met.

2. If distribution from your IRA has not commenced prior to your Required Distribution Date, then the entire account balance must generally be completely distributed to your designated beneficiary by December 31 of the year containing the fifth anniversary of your death. However, there are exceptions to this five-year distribution rule. First, the five-year distribution rule does not apply if the funds in your IRA will be payable to your designated beneficiary over a fixed period that is not longer than the life expectancy of the beneficiary and if the distribution commences no later than December 31 of the year containing the fifth anniversary of your death. Second, if your beneficiary is your surviving spouse, he or she may elect within the five-year period commencing with your death to receive the funds in your IRA over a fixed period that is not longer than his or her life expectancy and commencing at any date prior to the date you would have attained age 70 1/2. Third, if your beneficiary is your surviving spouse, he or she may elect to roll over the funds in your IRA into his or her own account or to treat your IRA as his or her own by making regular or rollover deposits into such IRA.

The designation of a beneficiary to receive funds from your IRA at your death is not considered a transfer subject to federal gift taxes. However, any funds remaining in your IRA at your death would be includible in your federal gross estate.

                             HOW TO FILE IRA
                         INFORMATION WITH THE IRS

IRA Contributions. Deductible and nondeductible IRA contributions are reported on IRS Form 1040 or Form 1040A. To the extent your contribution is deductible, you can claim a deduction on your federal tax return. To the extent your contribution is not deductible, you must designate it as a nondeductible contribution on your federal tax return. You may choose to file your Federal income tax return before it is due (without extensions) and report your IRA contributions before they are made. You must, however, make the contributions by the due date (without extensions) of such return. To the extent your contribution is deductible, you claim a deduction on your tax return. To the extent your contribution is not deductible, you must designate it on Form 8606. There is a $100 penalty each time you overstate the amount of your nondeductible contributions unless you can prove that the overstatement was due to reasonable cause.

IRA Distributions. Report IRA distributions, whether taxable or not, including taxable premature distributions on IRS Form 1040. You will also be required to give additional information on Form 8606 in years you make a withdrawal from your IRA. If you fail to file a required Form 8606, there is a $50 penalty for each such failure unless you can prove that the failure was due to reasonable cause.

                            Disclosure Statement

Other Reporting Requirements. During those years when you have tax on excess payments, premature distributions, prohibited transactions, and excess accumulations, you must file Form 5329, "Return for Individual Retirement Accounts."

Rollovers. Report any rollover from a qualified plan to an IRA on Form 1040. Enter the amount of the distribution and the taxable amount. (Special Note:
This Disclosure Statement discusses the effect and requirements of the Federal tax laws. You should check with your tax adviser with regard to the applicable tax laws of your state.)

                                     EIGHT
                             PROHIBITED TRANSACTIONS

Generally, a prohibited transaction is any improper use of your IRA account or annuity. Some examples are: (1) the sale, exchange, or leasing of any property between your IRA account and you; (2) the lending of money or other extension of credit between your IRA account and you; (3) the furnishing of goods, services, or facilities between your IRA account and you; or (4) the transfer of assets of your IRA account for your use or for your benefit.

If you or your beneficiary engage in a prohibited transaction at any time during the year, you generally must include the fair market value of all of the IRA's assets in your taxable gross income for that year. You will also be subject to the 10% tax on premature distributions if you are under the age of 59 1/2.

Additionally, if you pledge your IRA as security for a loan, or invest your IRA in "collectibles" such as art, antiques, gems, or coins (other than United States gold and silver coins or certain state coins), the amount so pledged or invested is considered to have been distributed to you and will be taxed as ordinary income during the year in which you make such pledge or investment. You may also have to pay the 10% penalty tax on premature distributions.

                                    NINE
                              OTHER INFORMATION

A. FUND PROSPECTUS
The annual earnings under USAA mutual fund IRAs consist of all dividends and distributions on the mutual fund shares held in your account. The dividends and distributions received from a given fund accumulate tax free and are reinvestedin shares of the fund credited to your account.

For complete information about advisory fees, other expenses, the method of calculating the price per share, etc., of USAA's mutual funds, ask for and read the funds' Statement of Additional Information. The growth in value of the investments included in your IRA is neither guaranteed nor projected.

B. AMENDMENTS
USAA Investment Management Company will make any amendments that may be required by the Internal Revenue Service and will provide a copy of these amendments to you.

The Custodian reserves the right to amend the Application and Adoption Agreement with respect to the Custodian compensation thirty days after mailing of written notice to the investor.

C. CUSTODIAN'S FEES
There are no annual IRA maintenance fees. The Custodian charges a $20 fee for total distribution. Exceptions to the fee are: partial distributions, total transfer within USAA, and distributions due to disability or death.

D. THE CUSTODIAN
The sponsor of your IRA is USAA Investment Management Company. The Custodian is State Street Bank and Trust Company, or any successor Custodian selected by the sponsor.

E. INTERNAL REVENUE SERVICE
You may obtain further information regarding an IRA from any district office of the Internal Revenue Service.


                     Exhibit 14(c)

[A picture of the USAA logo is here]

403(b)(7) Handbook
Tax-Sheltered Custodial Account And Retirement Plan

USAA INVESTMENT MANAGEMENT COMPANY

Retirement Planning For Employees of Tax-Exempt Organizations and Educational Institutions

                   Table Of Contents

What Is A 403(b)(7) Plan?                                  2

Benefits Of A 403(b)(7)                                    3

Why Choose A USAA Investment Management Company
Custodial Account?                                         5

Which USAA Mutual Funds Are Best For Me?                   6

Questions And Answers About USAA 403(b)(7) Mutual Funds    9

Checklist                                                 12

Toll-Free Telephone Numbers                               13

Custodial Agreement                                       14

What Is A 403(b)(7) Plan?

The 403(b)(7) plan, also known as a Tax-Sheltered Custodial
Account, is a retirement plan designed to provide retirement savings and investments for employees of:
  1) tax-exempt organizations described in section 501(c)(3) of the IRS Code, or
  2) educational institutions described in section
170(b)(1)(a)(ii) of the IRS Code.

Under a 403(b)(7) plan, an employer makes regular contributions to an employee's tax-sheltered account based on a salary reduction agreement between the employer and employee. The money is managed by a financial institution also known as the custodian.

Many institutions such as hospitals, religious organizations, scientific research institutes, public schools and state universities are eligible for 403(b)(7) plans. Check with your organization's personnel department to see if yours qualifies.

What Makes A 403(b)(7) Unique from an IRA?

An Individual Retirement Account (IRA) is a personal retirement plan set up by any individual with earned income. The maximum contribution amounts are $2,000 for individual and $2,250 for spousal IRAs and it may or may not be tax deductible, depending on the individual's level of income and coverage by a pension plan.

Now let's look at what distinguishes the 403(b)(7) plan from an IRA.

1    When you invest in a 403(b)(7) plan, you may make a
larger tax-deferred annual contribution of up to $9,500 or 15 to 20 percent of your gross income. You will save more on your taxes each year you contribute to your plan, and regardless of your level of income, it's always deductible.

2    Since your contributions are invested each pay period,
accumulated earnings may compound over a longer period of time.

3    By choosing a 403(b)(7) plan, you will be able to
invest in USAA Investment Management Company's no-load mutual funds, which means you pay no set-up fees or 12b-1 fees. A true no-load investment.

4    By investing in a 403(b)(7) plan, you'll enjoy the
convenience of regular, systematic investing through a salary reduction agreement.


What Is A Salary Reduction Agreement?

A Salary Reduction Agreement enables you to save for your retirement in an easy and taxed-favored manner. Here is how it works: you authorize your employer to reduce your salary by a certain amount, which your employer then contributes to your 403(b)(7) account. The exact amount you're allowed to put into a 403(b)(7) depends on a number of factors, but most people can typically allocate as much as 15 to 20 percent of their gross compensation or up to a maximum of $9,500* per year, whichever is lower.

* This is the amount in effect for 1995. This amount is adjusted periodically.



Benefits Of A 403(b)(7)

1    A Better Way To Invest.

     For eligible individuals, a 403(b)(7) offers the possibility to invest a greater amount than through most other tax-sheltered retirement investment vehicles. This could mean higher retirement benefits when distribution time comes around.


2    Tax-Deferred Savings And Earnings.

     The money in your 403(b)(7) account is not subject to taxes until you start withdrawals. This means that your savings and all subsequent investment earnings - interest, dividends and capital gains - accumulate on a tax-deferred basis for as long as you leave them in the account.


3    You Pay Less In Taxes Right Away.

     Since your contributions to the plan are deducted by your employer before you pay taxes, your taxable income is reduced by the amount of the contribution. As a result, you will be paying less in taxes right away.


4    You're In Control.

     You decide how much you want deducted from your salary
(up to the permitted limit) and you define the investment objectives.

(See graph on page 4 for an example of the impact tax savings can have on the growth of your money for retirement.)



Benefits Of A 403 (b)(7)

With A Tax-Sheltered Custodial Account

The chart illustrates a hypothetical monthly contribution sum of $400 ($4,800 each year) for 30 years to a tax-sheltered custodial account. If you are in the 28% tax bracket and your account earns 6% each year, under a tax-sheltered custodial account plan your account would have a value of $403,815* after 30 years.


Without A Tax-Sheltered Custodial Account

This is what happens if you don't take advantage of investing in a tax-sheltered custodial account.

Assume you are in the 28% tax bracket and invest $4,800 of taxable income each year for 30 years. Your $4,800 annual investment actually represents $3,456 of "after-tax" dollars for your retirement plan. As a result, in 30 years your account value, without the tax-deferred compounded earnings, would only grow to $290,747.*


[A graph is shown here comparing the account value if $4,800 of taxable income is invested each year for 30 years with a 403(b)(7) and without a retirement plan. The vertical axis shows the dollar amount and the horizontal axis shows the time frame. The ending account value after 30 years with a 403(b)(7) is $403,815 and without a retirement plan is $290,747.]

* Based on a hypothetical 6% annual interest rate compounded monthly. Assumes a 28% tax bracket. This chart is for illustration purposes only. It is not an indication of past or future results of an investment in any of the funds managed and distributed by USAA Investment Management
Company. Management and administrative fees are not included.



Why Choose A USAA Investment Management Company Custodial
Account?

The Mutual Fund Alternative.

USAA's 403(b)(7) mutual funds offer managed investments and diversification through a variety of stock, bond, income and money market instruments. By investing in mutual funds you also have the advantage of investing in growth-oriented funds and that's important when planning for your future retirement. What's more, you have the option to transfer shares from fund to fund at no charge. This gives your investment the maximum flexibility over the next ten, 20, or even 30 years.

USAA Investment Management Company (IMCO) manages and distributes a variety of mutual funds to meet your own personal investment objectives. For your retirement funds to grow, they must be invested wisely. Here are some of the benefits of investing in a USAA Investment Management
Company mutual fund:


Professional Management.

USAA IMCO mutual funds are managed by investment professionals with the education, knowledge, and experience to make sound investment decisions for your money - decisions you may not have the time, interest or experience to make.


Low Costs.

Our tax-sheltered custodial accounts have no annual maintenance fees and USAA IMCO's funds are totally no-load, which means you pay no sales commission or 12b-1 fees. 100% of your hard-earned dollars go to work for you immediately. The Custodian charges a $20 fee for total distributions. Exceptions to the fee are: partial distributions, total transfer within USAA, and distributions due to disability or death.


Unique Investor Service.

When you become a shareholder, you will be assisted by your own team of account representatives, a small group of expert professionals who are qualified to help you make sound investment choices customized to your individual needs.


Diversification.

Each USAA IMCO mutual fund invests in a wide range of securities (stocks, bonds, etc.) suited to its particular investment objective. The funds are diversified by economic sector, industry, and companies within a single industry, and it may invest in a variety of short-term money market instruments.


Exchange Privileges.

Our free exchange privilege allows you to exchange shares of one fund for shares of another mutual fund with the same registration. You may exchange six times per calendar year.


Performance Results.

These are readily available every day in the financial section of most major newspapers, but they will also be sent directly to you in annual and semiannual reports from our company.


Which USAA Mutual Funds Are Best For Me?



               PRIMARY                                            RELATIVE
FUND           INVESTMENT                                         IMPORTANCE
TYPE/NAME      OBJECTIVE             INVESTS IN...   VOLATILITY   OF INCOME
-----------------------------------------------------------------------------
AGGRESSIVE GROWTH
-----------------
AGGRESSIVE     Capital appreciation    Stocks          Very high    Low
GROWTH FUND

EMERGING       Capital appreciation    Emerging        Very high    Low
MARKETS FUND*                          markets
                                       stocks

GROWTH
-------
GROWTH FUND    Capital appreciation    Stocks          Moderate     Moderate
                                                       to high

INTERNATIONAL  Capital appreciation    Foreign         Moderate     Low
FUND*                                  stocks          to high

WORLD          Capital appreciation    Foreign         Moderate     Low
GROWTH FUND*                           & domestic      to high
                                       stocks

GROWTH & INCOME
-----------------
GROWTH &       Capital growth &        Dividend        Moderate     Moderate
INCOME FUND    current income          paying common
                                       stocks,
                                       convertible
                                       bonds

INCOME
------
INCOME         Current income          Bonds           Moderate     High
FUND (BONDS)   and conservation
               of capital

INCOME STOCK   Current income,         Dividend        Moderate     High
FUND (STOCKS)  increasing dividend     paying stocks
               income, capital
               appreciation

GNMA TRUST     Current income &        Government      Low to       High
               conservation of         National        moderate
               capital                 Mortgage
                                       Association
                                       certificates

SHORT-TERM     High current income     Investment-     Low          High
BOND FUND      with preservation of    grade
               principal               securities,
                                       bonds

DIVERSIFIED
------------
CORNERSTONE    Achieve a positive      Gold mining,    Moderate     Moderate
FUND           inflation-adjusted      Government
               rate of return          Securities,
                                       Real Estate,
                                       Foreign and Basic
                                       Value Stocks


PRECIOUS METALS
---------------
GOLD FUND      Capital                 Gold mining &   Very high    Low
               appreciation            precious metals
                                       stocks

MONEY MARKET
-------------
MONEY          Current income          Money market    Very low     High
MARKET FUND+   plus stable             instruments
               principal

TREASURY       Current income &        U.S. Treasury   Very low     High
MONEY MARKET   conservation of         securities
TRUST+         capital with the
               highest degree of
               safety


If you would like more complete information on any of the funds listed, including management fees and expenses, please call us at 1-800-531-8000, extension 8-4539, (in San Antonio 498-4539) and we will send you informative materials including a prospectus. Please read them carefully before you invest or send any money.

*Foreign investing is subject to certain risks, such as currency fluctuations, market illiquidity and political instability, which are discussed in the Fund's prospectus.
An investment in the Money Market Fund or Treasury Money
Market Trust is neither insured nor guaranteed by the U.S.
Government and there is no assurance the fund will be able to maintain a stable net asset value of $1 per share.



Everyone's Investment Situation Is Different

Your age, income, net worth, risk tolerance, as well as current market conditions, are all factors to consider in deciding which investment is best for you.


Age.

If you are close to retirement, you may need current income and relative safety. If retirement is five years or more away, you may be willing to accept a higher degree of risk with the objective of achieving higher long-term gains.


Risk Tolerance.

If you are highly concerned about maintaining the safety of your principal, you may be better off opting for lower volatility and lower-risk funds. Remember, however, that saving vehicles which guarantee your principal may be subject to a less obvious risk - the loss of purchasing power due to inflation. For those who can accept some fluctuation in their retirement fund, the more aggressive stock funds could be an attractive alternative. However, you must be comfortable with the idea that the value of your investment is likely to fluctuate depending on market conditions.


Market Conditions.

Fluctuating economic conditions can affect mutual funds. For example, the up or down direction of interest rates will affect both the price and the yield of an income-oriented mutual fund. Your investment portfolio can easily be constructed and kept in balance using a family of no-load mutual funds. Of course, every person's ideal investment mixture is different. As a free service to you, one of our knowledgeable account representatives will guide you in your decisions and help you build a portfolio of mutual funds that pursues the return you seek, balanced with a comfortable exposure to risk.

Remember, there is no foolproof system for calling the market's turns. So when investing for the long-term, dollar-cost averaging1 may help you erase the timing dilemma of, "When do I get in? How much should I invest?" With dollar-cost averaging, you invest a constant amount in a fund at regular intervals over a period of time, regardless of the fund's price. When the price is low, you purchase more shares; when the price is high, you purchase fewer shares. Chances are that over time the average price you pay per share is lower than the average selling price for those same shares.


1Dollar-cost averaging does not assure a profit or protect against a loss in declining markets. Investors should consider their financial ability to continue purchases through periods of low and high price levels.



Questions And Answers About 403(b)(7) USAA Mutual Funds


When is the best time to start investing for retirement?

The best time is now. The sooner you start investing for your retirement years, the better your chances will be to achieve a comfortable retirement income.


Why should I have a tax-sheltered custodial plan?

There are several ways to save for retirement, but a TSCA - also known as the 403(b)(7) - provides an excellent opportunity to build a retirement nest egg by allowing you to set aside a sizable portion of your current income in a tax-sheltered account. The money you contribute during your working years, as well as the earnings generated, accumulate on a tax-deferred basis until withdrawal.


Who is eligible for a 403(b)(7)?

Federal law mandates that employees of non-profit organizations described in the 501(c)(3) section of the IRS Code and those working for educational institutions described in the 170(b)(1)(a)(ii) section of the Code are eligible. These definitions include a wide range of people, including many who work in hospitals, research institutes, religious and charitable organizations, as well as in public schools, state universities and other state-affiliated educational institutions. If you are not sure whether you qualify, check with the personnel or administrative department at your place of employment.


How much can I put into a 403(b)(7)?

That depends on several factors, but most people are able to allocate 15 to 20 percent of their gross compensation without exceeding IRS limits. The maximum you can contribute, however, is $9,500 per year or 15 to 20 percent, whichever is lower. If you are considering a substantial amount, we will help you compute your personal Maximum Exclusion Allowance(MEA).


What if I leave my current job?

If you leave your current job, your 403(b)(7) mutual fund account will continue earning dividends and compounding as before, or you may withdraw the entire value of the account. Any premature distributions (before age 59 1/2) will be assessed a 10% penalty on the amount withdrawn, in addition to ordinary income tax on the entire amount withdrawn. However, if you leave your job, you will not be able to make further annual contributions unless your new employer is approved by law for this type of plan.

If your new employer is approved, all you have to do to continue with your current contract is fill out a salary reduction agreement form and get your new employer to agree to send us your contributions.


How can I change the amount of my salary reduction agreement?

It's simple. You will need to fill out a new Salary
Reduction Agreement Form.


Who chooses the funds to which my money will be allocated?

You do, according to your own investment objectives and tolerance of risk. We will, of course, provide our guidance as you request it.


Why should I invest in a mutual fund 403(b)(7)?

Mutual funds offer the advantages of diversification and professional investment management. What's more, USAA IMCO funds are all "no load," meaning you don't pay any commissions or sales charges. All of your money starts working for you from day one.


Can I transfer my 403(b)(7) account to a regular IRA?

Yes you can, but you must either be terminated from service or be 59 1/2. There is no limit to the number of direct transfers from one custodian to another, as long as the employee does not take possession of the funds. If you take possession of the funds, you must then deposit your money into a IRA account within 60 days after you receive it or you lose your rollover privileges and the entire amount is subject to the IRA 10% penalty. An IRA rollover can only be used once per year and is not taxable but must be reported on your tax return.


How will I keep track of my account?

You will receive a confirmation statement every time your employer makes a contribution and whenever there is any activity within the account. You will also receive a quarterly consolidated statement plus a year-end statement summarizing all activity throughout the year.


When can I start withdrawals?

Money can be withdrawn at age 59 1/2 without penalty. Unless you become disabled, earlier withdrawals are subject to penalty. You may delay withdrawals but not later than age
70 1/2. After age 70 1/2, if you make withdrawals in installments, certain minimum distributions (based on life expectancy or joint life expectancies of you and your beneficiary) must begin. A 50% penalty tax will be imposed if the amount actually distributed to you after 70 1/2 is less than the amount required by law to be distributed.


How are the withdrawals taxed?

All withdrawals are subject to ordinary income taxes in the year received.



Checklist


Here's how simple it is to open a 403(b)(7):

To begin investing in a USAA Investment Management Company
403(b)(7) mutual fund, please follow the steps outlined below:

 * Read the prospectus(es) for the fund(s) you've selected.

 * Complete the following forms:
     - Account Application
     - Salary Reduction Agreement

 * Both you and your employer must sign and date the Salary Reduction Agreement and both of you should keep a copy for your records. USAA does not require a copy of this agreement.

 * If your account is to be opened with a lump-sum contribution from another plan, complete the Account
Transfer Form as well.

 * On the Application, specify the fund(s) you want to invest in, in either a dollar amount or a percentage amount that you wish to allocate to each fund.

 * Mail completed forms in the enclosed postage-paid envelope.

Upon acceptance of your application and receipt of money from your employer, you will receive a confirmation statement and a copy of each form signed by USAA Investment Management Company, the custodian. Generally, it takes about two weeks to process your application after we receive your deposit. The first deduction from your paycheck will normally take place within four to six weeks after you give your employer the salary reduction form.

Your annual 403(b)(7) contributions are typically limited to 15 to 20 percent of your gross compensation or $9,500, whichever is lower. But since your personal contribution maximum may be higher or lower, you may want to talk with your benefits office about the calculation of your personal Maximum Exclusion Allowance(MEA) or we will be happy to help you compute it.



Toll-Free Telephone Numbers

For more information before you open an account:
Call 1-800-531-8000
extension 8-4539
(in San Antonio 498-4539).


For information after you open an account:

Account Servicing:
call 1-800-531-8448
(in San Antonio 456-7202).

24-Hour Access:
call 1-800-531-8777
(in San Antonio 498-8777),
For automated telephone information about your accounts through TouchLine(registered trademark).*

Call 1-800-531-8066
(in San Antonio 498-8066),
For a recorded message giving the Funds' current net asset value.


*TouchLine(registered trademark) is a registered service mark of USAA.



Custodial Agreement


Introduction To The USAA Mutual Funds Section 403(b)(7)
Custodial Account

The attached documents are intended to establish an arrangement that satisfies Section 403(b) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). However, no Internal Revenue Service ruling has been requested with respect to the tax consequences of the attached documents and neither USAA INVESTMENT MANAGEMENT COMPANY nor State Street Bank and Trust Company makes any representation with respect to such matters. Arrangements such as those reflected in the attached documents should not be entered into by any Employer or Employee who has not first obtained competent independent professional advice on the tax and other consequences.

This material is not authorized for distribution unless preceded or accompanied by an effective prospectus containing further information about the mutual funds in which the assets of the account are to be invested.


Eligibility

Employees of organizations qualified under Section 501(c)(3) of the Code or employees of an educational institution (including public school systems) are eligible to arrange for tax-sheltered contributions to a Section 403(b)(7) Custodial Account, investing in mutual funds.


Contributions

Each year, approximately 20 percent of an eligible Employee's includible compensation (up to a maximum of $9,500, which dollar amount may be adjusted upwards in the future to reflect inflation) may be contributed to a 403(b) account for that employee. It is also possible to make additional catch-up contributions in certain limited circumstances. Contributions must be made by the Employer and are arranged through a "salary reduction agreement" such as the one enclosed. If your Employer has another standard form which is used for all employees, it may be used instead of our form. The $9,500 limit discussed above applies to the aggregate of all "elective" contributions made for the Employee under all 403(b) accounts plus certain elective contributions under other tax qualified plans. If you exceed this limit for any year, you may be subject to serious adverse tax consequences. Accordingly, you should take care and consult with your tax advisor to assure that the limit is not exceeded.

In addition to the $9,500 per year limit on 403(b)
"elective" contributions, all 403(b) contributions are subject to annual contribution limits which are quite complicated and depend on a variety of factors, including your age, your years of service with an eligible employer, your participation in other retirement programs, etc.

If you choose, we will make all calculations for you.
Requests for this service may be made by calling 1-800-531-
8000, extension 84539 and asking for a Tax-Sheltered Annuity representative.

Eligible contributions are not taxable as current income, giving you the benefit of investing money which would otherwise have been paid in federal income taxes. Your employer should exclude these amounts from your federal gross income on your W-2, and you do not have to separately deduct them on your annual federal income tax return. Amounts distributed from a 403(b) account will be included in taxable gross income at that time. (Contributions to the account may be subject to social security taxes or state and local income taxes.)


Distribution

The IRS requirements for mutual fund custodial accounts provide for distribution to be made under several conditions. In general, you may begin to receive assets held in your account at the time of termination of service, retirement, death, attainment of age 59 1/2, or if you incur a "financial hardship." A financial hardship will be present only if the Employee is faced with immediate and heavy financial needs and does not have other resources reasonably available to meet these needs. The determination that a financial hardship exists and the amount needed to meet the hardship must be made by an independent person or persons designated by the Employer. The Custodian will not make any distribution based on financial hardship until it has received the requisite written notice from the independent person or persons.

Beginning in 1989, if you incur a "financial hardship," you will only be able to receive from the 403(b) account the "elective" contributions which the Employer has made on your behalf under a "salary reduction agreement" and not any of the earnings in the 403(b) account.

In general, any distribution to you from the 403(b) account before you reach age 59 1/2 may be subject to a 10 percent penalty tax in addition to regular income tax. In addition, there are other special taxes which may apply to your distribution. Further, in certain cases, your distribution may be subject to mandatory 20% federal income tax withholding, if it is not rolled over directly to an IRA or another Section 403(b) arrangement. You should consult your tax advisor in conjunction with any election you make with regard to distributions of amounts in your account.


Introduction

The Employer, the Employee and the Custodian, by signing the Application, have established this tax-sheltered Custodial Account under Section 403(b)(7) of the Internal Revenue Code. The Application is hereby made a part of this Agreement. The Employer will make an initial contribution to the Account as indicated on the Application. The Employer, the Employee and the Custodian agree that the terms and conditions of the Custodial Account are as set forth in this Agreement.

This Agreement shall take effect upon acceptance by the State Street Bank and Trust Company of Boston,
Massachusetts, of its appointment to serve as Custodian in accordance herewith. As provided more fully in Article IV below, the Custodian is to invest all contributions to the Custodial Account in shares of one or more Designated
Investment Companies.


Article I/Definitions

As used in this Agreement, the following terms shall have the meaning hereinafter set forth, unless a different meaning is plainly required by the context.

1. "Application" means the agreement between the Employer, the Employee and the Custodian which incorporates this Agreement in order to establish a USAA Mutual Funds Section
403(b)(7) Custodial Account for the Employee.

2. "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
References to the Code shall be deemed to include any Treasury Regulations issued thereunder.

3. "Custodial Account" means the Section 403(b)(7) Custodial
Account established under this Agreement, and when the context so implies, refers to the assets, if any, then held by the Custodian hereunder.

4. "Custodian" means State Street Bank and Trust Company, or any successor thereto as provided in Article IX hereof.

5. "Designated Investment Company" means USAA MUTUAL FUND,
INC., USAA INVESTMENT TRUST, and any other regulated investment company (within the meaning of Section 851(a) of the Code) for which USAA INVESTMENT MANAGEMENT COMPANY (or any affiliate thereof) acts as investment advisor and which is designated by USAA INVESTMENT MANAGEMENT COMPANY as eligible for investment under this Agreement.

6. "Employee" means any person employed by the Employer on a full or part time basis for whom the Employer and the Employee have agreed to execute an Application. This term also includes any person formerly employed by the Employer and who has assets in his Custodial Account.

7. "Employer" means the Employer named in the Application. The Employer shall be an organization that is (i) described in Section 501(c)(3) of the Code and exempt from tax under
Section 501(a) of the Code, or (ii) an educational organization described in Section 170(b)(1)(A)(ii) of the Code and which is a State, political subdivision of a State, or an agency or instrumentality of one or more of the foregoing.

8. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

9. "Excess Contribution" means the amount of any contribution made by the Employer on behalf of the Employee for any year which is an "excess contribution" as that term is defined in Section 4973(c) of the Code.

10. "Excess Deferral" means the amount of any contribution made by the Employer on behalf of the Employee for any year which is an "excess deferral" as that term is defined in
Section 402(g) of the Code.

11. "Rollover Contribution" means any amount distributed from an individual retirement account or an individual retirement annuity described in Section 408 of the Code, the entire amount of which is attributable to a tax- sheltered annuity contract described in Section 403(b) of the Code, or directly from such a tax-sheltered annuity contract and then transferred to the Custodial Account in accordance with
Section 403(b)(8) or 408(d)(3)(A)(iii) of the Code.

12. "Sponsor" means USAA INVESTMENT MANAGEMENT COMPANY.


Article II/Establishment Of Custodial Account

The Custodian shall open and maintain a Custodial Account for the benefit of the Employee. The Custodian may evidence its acceptance of its appointment by sending to the Employee a confirmation of the Custodian's receipt of the first contribution to the Custodial Account. The Employee shall be the beneficial owner of all Designated Investment Company shares held in his Custodial Account. The name, address and social security number of the Employee are set forth in the Application, and it shall be the obligation of the Employee to notify the Custodian of any address changes. The Custodian shall notify the Employee of the identification number of the Custodial Account maintained for his benefit hereunder.


Article III/Contributions

1. Employer Contributions. The Employer shall make contributions in cash to the Custodian either in accordance with a salary reduction agreement between the Employer and the Employee or otherwise. The initial contribution shall be submitted to the Custodian with the executed Application. The aggregate contribution by the Employer on behalf of the Employee during the first 12 months following the establishment of the Custodial Account shall be at least $250; the Custodian shall not accept any contribution to the Custodial Account of less than $25.

2. Transfers From And To Other Accounts. The Employer or the Employee may cause the transfer of assets acceptable to the Custodian from an existing custodial account established under Section 403(b)(7) of the Code on behalf of the Employee and/or from an existing annuity contract established under Section 403(b) of the Code on behalf of the Employee to his Custodial Account hereunder. Such transferred assets shall be treated as an Employer contribution for purposes of this Agreement and shall be invested, distributed and otherwise dealt with as such; provided, however, that such transferred amounts shall be disregarded in applying the limitations on the amount of Employer contributions which can be made hereunder. The Employee may cause the transfer of assets from the Employee's Custodial Account hereunder to another custodial account established under Section 403(b)(7) of the Code and/or to an annuity contract qualified under Section 403(b) of the Code. It shall be the responsibility of the person who causes a transfer under this Paragraph (i.e., the Employer or Employee), and not the responsibility of the Custodian, the Sponsor, or any Designated Investment Company, to determine and ensure that such transfer complies with all applicable tax law requirements.

3. Limitations on Contributions. The Employee shall compute the maximum amount that may be contributed on his behalf by the Employer for each tax year in accordance with his "exclusion allowance" as that term is defined in Section 403(b)(2) of the Code. The Employee shall also determine the applicable limitation(s) on contributions under Section 415 of the Code, and the Employee shall have the right to avail himself of and make any of the elections provided under such section.

In addition, the Employee shall determine the applicable limitation on "elective" contributions to the Custodial
Account under Section 402(g) of the Code. Such computations and determinations shall be made at least annually, and the Employee shall communicate the results to the Employer.

Neither the Custodian, the Sponsor nor any Designated Investment Company shall have any duty or responsibility to determine that the amount of the initial or any subsequent contribution made by the Employer on behalf of the Employee is consistent with the terms of any applicable salary reduction agreement entered into by and between the Employer and the Employee or to verify that such amount is not in excess of the Employee's exclusion allowance under Section 403(b)(2) of the Code or the applicable limitations under Sections 402(g) and 415 of the Code.

4. Rollover Contributions. The Custodian may also accept Rollover Contributions in cash as a deposit to the Custodial Account, provided, however, that any such Rollover Contribution shall be held by the Custodian in a separate Custodial Account for the benefit of the Depositor that consists only of Rollover Contributions and the earnings thereof. Once transferred into the Employee's Custodial Account, such assets shall be treated as an Employer contribution for purposes of this Agreement and shall be invested, distributed and otherwise dealt with as such; provided, however, that such Rollover Contributions shall be disregarded in applying the limitations on the amount of Employer contributions which can be made hereunder. The Employee shall execute such forms and provide such information as the Custodian may require with respect to the source of Rollover Contributions. It shall be the responsibility of the Employee, and not the responsibility of the Custodian, the Sponsor, or any Designated Investment Company, to determine and ensure that such Rollover Contribution complies with all applicable tax law requirements.

A Rollover Contribution also may be made in Designated Investment Company shares and/or in other securities, provided that the Custodian reserves the right to refuse to accept any property which is not in the form of cash or Designated Investment Company shares. If securities, other than Designated Investment Company shares, are accepted by the Custodian, they shall be sold by the Custodian and the proceeds, after deduction of all expenses and charges involved in the sale, shall be reinvested in accordance with
Article IV.


Article IV/Investment Of Account Assets

1. Contributions. All contributions to the Custodial Account shall be invested in such shares of one or more Designated Investment Companies as the Employee may direct. Such Designated Investment Company shares shall be acquired by the Custodian at the price and in the manner in which such shares are then being publicly offered by such Designated Investment Company. If such investment instructions are not received by the Custodian, or are received but are, in the opinion of the Custodian, unclear, the Custodian may hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation, and without liability for interest, pending receipt of proper instructions or clarification. The Custodian shall advise the Employee of the form and manner in which investment instructions must be given and shall not be required to act or be held liable for failure to act upon improperly given instructions.

2. Changes in Investment. The Employee may from time to time direct the Custodian to redeem any or all Designated Investment Company shares acquired by the Custodian under this Agreement and to reinvest the proceeds in such other Designated Investment Company shares as the Employee may specify. Any such transaction must conform with the provisions of the current prospectus(es) of the applicable Designated Investment Company(ies).

3. Dividends. All dividends or other distributions received by the Custodian on shares of any Designated Investment Company held in the Custodial Account shall (unless received in additional shares of such Designated Investment Company) be reinvested in additional shares of the Designated Investment Company from which the distribution is made. If any distribution on shares of a Designated Investment Company may be received at the election of the shareholder in additional shares or cash or other property, the Custodian shall elect to receive such distribution in additional shares.

4. Registration and Voting. All Designated Investment
Company shares acquired by the Custodian hereunder shall be registered in the name of the Custodian or of its nominee.
The Custodian shall deliver, or cause to be executed and delivered, to the Employee all notices, prospectuses, financial statements, proxies, and proxy soliciting materials relating to the Designated Investment Company shares held in the Custodial Account. The Custodian shall not vote any of the shares held hereunder except in accordance with written instructions received from the Employee. Voting instructions which have not been timely received by the Custodian shall not be voted by the Custodian.


Article V/Distributions

1. Time of Distributions.

(a) Subject to the remaining provisions of this Article V, distribution of assets held in the Employee's Custodial Account shall begin at such times as the Employee (or his beneficiary, if applicable) shall elect by written notice to the Custodian at any time after the occurrence of the earliest of these events:

(1)  The Employee's

     (a)  Separation from service  with the Employer;

     (b)  disability (within the meaning of Section 72(m)(7) of the Code);

     (c)  death;

     (d)  attainment of age 59 1/2

(2) a financial hardship of the Employee, as determined by an independent person or persons designated by the Employer.

     "Financial hardship" shall include a financial need of the Employee because of sickness, temporary disability, or any other immediate and heavy financial need of the Employee, provided, however, that the term financial hardship shall be limited so as to conform to the requirements of Section 403(b)(7) of the Code. No distribution based on financial hardship may exceed the amount determined to be required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Employee.

     Effective in 1989, a distribution because of financial hardship is limited to an Employee's "elective" contributions not previously distributed, and the earnings on such contributions will not be distributable on account of financial hardship. Any distribution prior to age 59 1/2 even on account of a financial hardship, may subject the Employee to a 10 percent penalty tax on the distribution.

     No distribution based on financial hardship shall be made by the Custodian until its receipt of written notice from such independent person (or persons) that a qualifying hardship has been determined and stating the amount required to be distributed to meet that hardship.

(b) If, and only if, contributions have been made to the Custodial Account under this Agreement after December 31, 1986 then, subject to the provisions of Paragraph 2(f), the distribution to an Employee of amounts under this Agreement shall begin no later than the April 1 following the close of the calendar year in which the Employee attains age 70 1/2 (the "Required Distribution Date"). Notwithstanding the foregoing, the Required Distribution Date for any Employee who attained age 70 1/2 before January 1, 1988 shall be no earlier than the April 1 next following the calendar year in which the Employee terminates employment.

(c) The Custodian shall not be responsible for making any distributions until such time as it has received written instructions from the Employee (or his beneficiary, if applicable) to begin making distributions, and, in the case of financial hardship, it has received the written notice of the designated independent person or persons.

(d) At any time before the commencement of distributions, the Employee (or his beneficiary, if applicable, subject to the restrictions in paragraph 4) shall instruct the Custodian of the method of distribution. Upon receipt by the Custodian of any and all certificates and other documents requested by the Custodian, the Custodian will comply with the written instructions of the Employee (or his beneficiary, if applicable) to make distribution in accordance with one of the methods of distribution set forth. In the event that the Employee (or his beneficiary, if applicable) fails to properly elect a method of distribution of his Custodial Account, installment payments pursuant to sub-paragraph (b) of paragraph 2 shall be made to the Employee (or his beneficiary) on a monthly basis over a 10-year period if a systematic withdrawal plan is available for the Designated Investment Company shares held in the Custodial Account and if the assets in such Account are determined sufficient by the Sponsor. If such a plan is unavailable and/or if such assets are insufficient, the value of the shares held in the Custodial Account will be distributed in a single lump sum in cash.

2. Methods of Distribution.

(a) The value of the Custodial Account may be distributed in one of the following ways:

     (1) A single sum payment, in cash and/or in kind, consisting of the entire balance in the Custodial Account;
or a single sum payment, in cash and/or in kind, consisting of part of the balance in the Custodial Account with the remainder distributed pursuant to sub-paragraph (b) or (c);

     (2) In installments, in cash and/or in kind, over a period of years not to exceed the life expectancy of the Employee or the joint life and last survivor expectancy of the Employee and his beneficiary. The installment payments shall be made in approximately equal amounts or approximately equal fractions of the Employee's Custodial
Account and may be paid in monthly or other regular increments as elected by the Employee and as agreed to by the Custodian.

     (3) By the purchase and distribution of an annuity contract, utilizing all available assets of the Custodial Account, from an insurance company designated by the Employee, with either fixed or variable annuity payments for the life of the Employee or, if the Employee so elects, for the lives of the Employee and his beneficiary. Such policy may provide for installment payments over a period measured by the life expectancy of the Employee or the joint life expectancy of the Employee and his beneficiary and the survivor, or over a shorter period.

If the Employee elects the method of distribution described in (3) above, the annuity contract must satisfy the requirements of Section 401(a)(9) of the code. If the Employee elects the method of distribution described in (2), the annual payment required to be made by the Employee's Required Distribution Date is for the calendar year the Employee reached age 70 1/2. Annual payments for subsequent years, including the year the Employee's Required Distribution Date occurs, must be made by December 31 of that year.

(b) If, and only if, contributions have been made to the Custodial Account under this Agreement after December 31,
1986, the method of distribution

     (1) may not extend the payment of such Employee's benefits beyond the life expectancy of the Employee or the joint life and last survivor expectancy of the Employee and his beneficiary (determined using attained ages as of the calendar year in which payments commence under Section 1.72-9 of the Treasury Regulations) and

     (2) if someone other than the Employee's spouse is the beneficiary, then the period of years over which installment payments are to be paid shall be such that any period of years remaining as of the calendar year in which the Employee attains age 70 1/2 or any subsequent calendar year shall meet the minimum distribution incidental benefit requirement which shall be determined in accordance with the regulations promulgated under Section 401(a)(9) of the Code.

(c) Notwithstanding the foregoing, if the value of the Custodial Account at the time distribution is to be made or commenced is less than $250, the full amount in the Custodial Account shall be distributed as a single-sum payment in cash.

(d) The Employee (or his beneficiary, if applicable) shall be responsible for insuring that distributions are made in accordance with this Agreement and with all requirements of applicable law. The Custodian shall have no responsibility regarding the method and timing of distributions other than to follow the written instructions of the Employee (or his beneficiary, if applicable).

(e) In the case of distributions to be made over the life expectancy of the Employee (or over the joint lives of the Employee and his beneficiary or the life expectancy of the beneficiary) in equal or substantially equal annual payments, to determine the minimum annual payments, to determine the minimum annual payment for each year, divide the Employee's entire interest in the Custodial Account as of the close of business on December 31 of the preceding year by the life expectancy of the Employee (or the joint life and last survivor expectancy of the Employee and his beneficiary, or the life expectancy of the beneficiary, whichever applies). In the case of distributions under paragraph 2, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Employee and beneficiary as of their birthdays in the year the Employee reaches age 70 1/2. In the case of distributions in accordance with paragraph 4, determine life expectancy using the attained age of the beneficiary as of the beneficiary's birthday in the year distributions are required to commence. The recalculation of the life expectancy of the Employee and/or the Employee's spouse shall only be made at the written election of the Employee. The recalculation of the life expectancy of the Employee's surviving spouse shall only be made at the written election of the surviving spouse. Any recalculation of the Employee's and/or spouse's life expectancy will be done annually using their attained ages as of their birthdays in the year for which the minimum annual payment is being determined. The life expectancy of a beneficiary (other than the spouse) will not be recalculated. The minimum annual payment may be made in a series of installments (e.g., monthly, quarterly, etc.) as long as the total payments for the year made by the date required are not less than the minimum amounts required.

(f) If the Employee maintains one or more 403(b) accounts or annuities with any institution other than the Custodian, the Employee may elect to withdraw the minimum distribution required under sub-paragraph (e) above from such other accounts or annuities.

3. Designation of Beneficiary.

The Employee may designate and change his beneficiary or beneficiaries under this Agreement on a form acceptable to the Custodian for such purpose. A designation of beneficiary hereunder shall not become effective until it has been filed with the Custodian. If no such designation is in effect at the time of the Employee's death, the beneficiary shall be the Employee's surviving spouse, or, if there is no surviving spouse, then the estate of the Employee.

The balance in the Custodial Account at the death of the Employee shall be distributed to such beneficiary of beneficiaries. Such beneficiary shall have the right to determine the timing and method of distribution, subject to any applicable restrictions contained in this Article V.

4. Death Benefits.

If the Employee dies before his entire interest is distributed to him, the entire remaining interest will be distributed as follows:

(a)  If the Employee dies on or after his Required
Distribution Date, distribution must continue to be made in accordance with paragraph 2.

(b) If the Employee dies before his Required Distribution Date, the entire remaining interest will, at the election of the beneficiary, either (i) be distributed by the December 31 of the year containing the fifth anniversary of the Employee's death, or (ii) be distributed in equal or substantially equal payments over the life or life expectancy of the beneficiary or (iii) by the purchase of an annuity contract. The election of either (i), (ii) or (iii) must be made by December 31 of the year following the year of the Employee's death. If the beneficiary does not elect either of the distribution options described in (i), (ii) and (iii), distribution will be made in accordance with (ii) if the beneficiary is the Employee's surviving spouse and in accordance with (i) if the beneficiary is anyone other than the surviving spouse. In the case of distributions under
(ii) or (iii), distributions must commence by December 31 of the year following the year of the Employee's death. If the Employee's spouse is the beneficiary, distributions need not commence until December 31 of the year the Employee would have attained age 70 1/2, if later.

(c) Following the death of the Employee and until distribution of the Custodial Account has been completed, the beneficiary shall have the right to control the investment of the assets of the Custodial Account to the same extent as the Employee had such right under Article IV.

(d) If the beneficiary dies before receiving the entire balance of the Custodial Account, such balance shall be paid to the executor of the beneficiary's estate.

5. Distribution of Excess Contributions and Excess Deferrals.

Any provision herein to the contrary notwithstanding, if the Employee notifies the Custodian in writing within the time prescribed by law (if any) that all or any portion of a contribution made on behalf of the Employee was an Excess Contribution or an Excess Deferral, then the Custodian may distribute, within the time prescribed by law (if any), to the Employee Designated Investment Company shares and/or cash representing the amount of such Excess Contribution or Excess Deferral, and in either case, the net income attributable thereto, reduced by any administrative charges allocable to the Excess Contribution or Excess Deferral.


Articles VI/Protection of Employee Benefits

1. Non-forfeitable. The Custodial Account has been created for the exclusive benefit of the Employee and his beneficiaries. The interest of the Employee in the balance in the Custodial Account shall at all times be non-forfeitable, but shall be subject to the fees, expenses and charges described in Article VII.

2. Non-alienable. Except as provided in Article V, no interest, right or claim in or to any part of the Custodial
Account or any payment therefrom shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Custodian shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, anticipate, garnish, attach, execute upon or levy upon the same, except to the extent required by law.


Article VII/Reporting, Custodian Fees And Expenses Of The
Account

1. Furnishing of Data. The Employee agrees to provide at such times and in such manner as may be requested by the Custodian, such information as may be necessary for the Custodian to prepare any reports required by the Internal
Revenue Service, the Department of Labor or any other governmental agency.

2. Reports by Custodian. The Custodian agrees to submit reports to the Internal Revenue Service, other government agencies, and the Employee at such times and in such manner and containing such information as may be prescribed as the responsibility of the Custodian by applicable statues and regulations thereunder.

3. Custodian Fees and Expenses of Account. The Custodian shall advise the Employer and the Employee of its fee schedule at the time of the execution of the initial Application. All fees of the Custodian in the performance of its duties hereunder may be charged against the Custodial Account in such manner as may be determined by the Custodian, or at the Custodian's option, may be paid by the Employer or the Employee directly. Upon thirty (30) days' prior written notice, the Custodian may substitute a different fee schedule. The Custodian's fees, any income or other taxes of any kind that may be levied or assessed in respect to the assets of the Custodial Account, and all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, may be reserved by the Custodian and charged to the Custodial Account, with the right to liquidate Designated Investment Company shares for this purpose.


Article VIII/Concerning The Custodian

1. Annual Report. The Custodian shall keep adequate records of transactions it is required to perform hereunder. Not later than sixty (60) days after the close of each calendar year or after the Custodian's resignation or removal pursuant to Article IX, the Custodian shall render to the Employee a written report or reports reflecting the transactions effected by it during such period and the assets of the Custodial Account at the close of the period. Sixty (60) days after rendering such reports(s), the Custodian shall, to the extent permitted by applicable law, be forever released and discharged from all liability and accountability to anyone with respect to its acts and transactions shown in or reflected by such report(s), except with respect to those as to which the recipient of such report(s) shall have filed written objections with the Custodian within the later such sixty (60) day period.

 2. ERISA Requirements. Certain ERISA requirements will apply if the Custodial Account and this Agreement are determined to constitute, or to be a part of, an "employee pension benefit plan" subject to Title I of ERISA. This may occur if, for example, the Employer makes any contributions on behalf of an Employee other than the elective contributions contemplated herein. If the Custodial Account becomes subject to Title I of ERISA, the Employer shall be responsible for assuring that the Custodial Account complies with all requirements of the provisions of Title I. The Custodian, the Employer and the Employee shall furnish to one another such information relevant to the Custodial Account as may be required in that respect.

3. Delegation of Authority. The Custodian may perform any of its administrative duties through such other persons or entities as may be designated from time to time by the Custodian, with the prior approval of the Sponsor, except that Designated Investment Company shares must be registered as provided in paragraph 4 of Article IV. No such delegation or subsequent change therein shall be considered an amendment of this Agreement. The Custodian shall not be liable (and assumes no responsibility) for the collection of contributions, the tax exclusion of any contribution or its propriety under this Agreement, or the purpose, propriety, or timeliness of any distribution ordered in accordance with
Article V.

4. Liability of Custodian. The Custodian's liability under this Agreement and matters which it contemplates shall be limited to matters arising from the Custodian's negligence or willful misconduct. The Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement unless agreed upon by the Custodian, the Employer and the Employee and unless fully indemnified for so doing to the Custodian's satisfaction.

5. Reliance on Documents. The Custodian may conclusively rely upon and shall be protected in acting upon any written order from the Employer or the Employee or his beneficiary or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed and, so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon.

6. Cash Balances. The Custodian shall not be liable for interest on any cash balances maintained in the Custodial
Account.


Article IX/Resignation Or Removal Of Custodian

1. With Respect to a Custodial Account. Except as otherwise provided in paragraph 2 of this Article IX, the Custodian may resign at any time upon thirty (30) days' notice in writing to the Employer and the Employee, and may be removed by the Employee at any time upon thirty (30) days' notice in writing to the Custodian and the Employer. Upon such resignation or removal, the Employee shall appoint a successor custodian or trustee, which successor shall be a "bank" as defined in Section 401(d)(1) of the Code. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian or trustee, the Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records pertaining thereto. The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs, and expenses or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian or trustee. If within the thirty (30) day period provided for, the Employee has not appointed a successor custodian or trustee which has accepted such appointment, the Custodian shall, unless it elects to terminate this Agreement, appoint a successor custodian itself.

2. With Respect to All Custodial Accounts. The Sponsor may remove the Custodian at any time upon thirty (30) days' notice in writing to the Custodian and the Custodian may resign at anytime upon thirty (30) days' notice in writing to the Sponsor. Upon such resignation or removal, the Sponsor shall appoint a successor custodian, which successor custodian shall be a "bank" as defined in Section 401(d)(1) of the Code and the provisions of paragraph 1 of this
Article IX shall apply with respect to the transfer of custodianship to such successor custodian. The provisions of this paragraph 2 shall apply if, and only if, the resignation or removal of the Custodian relates to all
Section 403(b)(7) Custodial Accounts established pursuant to agreements comparable to this Agreement.


Article X/Amendment

1. By Sponsor. The Employee also delegates to the Sponsor the Employee's rights so to amend, provided that the Sponsor amends in the same manner all agreements comparable to this one under which such power has been delegated to it. Such an amendment by the Sponsor shall be communicated in writing to the Employee, the Employer and the Custodian.

2. Changes in Custodian's Fee Schedule. This Article X shall not be construed to restrict the Custodian's freedom to change or substitute fee schedules in the manner provided by paragraph 3 of Article VII, and no such change or substitution shall be deemed to be an amendment of this Agreement.

3. Limitations on Amendments. Notwithstanding the foregoing, no amendment shall be made which would:

(a)  cause or permit any part of the assets in the Custodial
Account to be diverted to purposes other than for the exclusive benefit of the Employee and/or his beneficiaries, or cause or permit any portion of such assets to revert to or become the property of the Employer:

(b) increase the burdens of the Custodian without its prior written consent; or

(c) retroactively deprive the Employee of any benefit to which he was entitled under the Agreement by reason of contributions made by the Employer, unless such modification or amendment is necessary to conform the Agreement to, or satisfy the conditions of, any law, governmental regulation or ruling, and to permit the Agreement and Custodial Account to meet the requirements of Section 403(b) of the Code, or any similar statute enacted in lieu thereof, and any such retroactive modification or amendment must be pursuant to an opinion of counsel that it is necessary or advisable to conform the Agreement to the requirements for qualification under Section 403(b) of the Code.


Article XI/Termination Of Custodial Account

1. Voluntary Termination. With respect to amounts not yet earned by the Employee the salary reduction agreement between the Employee and the Employer may be terminated by either the Employee or the Employer by giving written notice to the other. Copies of such notice shall be sent forthwith to the Custodian. Unless otherwise mutually agreed upon by the Employer and the Employee, any such termination shall take effect as of the last day of the month next following the month in which such written notice shall have been given, the Employee's compensation level shall be increased by the amount by which it otherwise would be reduced pursuant to any applicable salary reduction agreement and the obligations under this Agreement of the Employer with respect to future pay periods shall cease.

2. No Successor Custodian. If, within the time specified in paragraph 1 of Article IX after the Custodian's resignation or removal, the Employee has not appointed a successor Custodian which has accepted such appointment, termination of the Custodial Account may be effected by the Custodian by distributing all assets thereof in a lump sum in kind to the Employee (or his beneficiary, if applicable), subject to the Custodian's right to reserve funds as provided in Article
VII. Upon such termination of the Custodial Account, this Agreement shall terminate and have no further force and effect, and the Custodian shall be relieved from all further liability with respect to this Agreement, the Custodial Account, and all assets thereof so distributed.

3. Termination on Disqualification. The Agreement shall terminate as to the Employee if, the Internal Revenue Service declares that this Custodial Account does not constitute a tax-qualified custodial account under Section 403(b)(7) of the Code. On such termination of this Agreement, all assets in the Custodial Account shall be distributed in kind by the Custodian to the Employee (or his beneficiary, if applicable), subject to the Custodian's right to reserve funds as provided in Article VII.

4. Termination on Distribution. This Agreement shall terminate as to the Employee when all assets held in the Custodial Account for the Employee have been distributed.


Article XII/Miscellaneous

1. Applicable Law. This Agreement shall be construed, administered and enforced according to the laws of the Commonwealth of Massachusetts; provided, however, that it is intended that this Agreement create a tax-qualified custodial account under Section 403(b)(7) of the Code and this Agreement shall be so construed and limited and the powers here under exercised so as to accomplish the purpose.

2. Pronouns. Whenever used in this Agreement, the masculine pronoun is to be deemed to include feminine. The singular form, whenever used herein, shall mean or include the plural form where applicable, and vice versa.

3. Notices. Any notices, accounting or other communication which the Custodian may give the Employer or the Employee shall be deemed given when mailed to the Employer or Employee at the latest address which has been furnished to the Custodian. Any notice or other communication which the Employer or Employee may give to the Custodian shall not become effective until actual receipt of said notice by the Custodian.

4. Separability. If any provision of this Agreement shall be for any reason invalid or unenforceable, the remaining provisions shall, nevertheless, continue in effect and shall not be invalidated thereby unless they are rendered unconscionable, inadequate, or incapable of being interpreted as a result of the deletion of the invalid or unenforceable portions of the Agreement.

5. Successors. This Agreement shall be binding upon and shall inure to the benefit of the successor in interest of the parties hereto.

6. No Employment Contract. This Agreement shall not be deemed to constitute a contract of employment between the Employer and the Employee, nor shall any provision hereof restrict the right of the Employer to discharge the Employee or of the Employee to terminate his employment.

7. If the Custodial Account and this Agreement are determined to constitute, or to be a part of, an "employee pension benefit plan" subject to Title I of ERISA and, as a result, the Employer adopts a written plan document which has provisions which are inconsistent with the provisions of this Agreement, then provided such plan document complies with the requirements of the Code and ERISA, the provisions of such plan document shall control, to the extent necessary to comply with ERISA; provided, however, that nothing in such plan document may be construed to increase the responsibilities of the Custodian or the Sponsor, and, consistent with Paragraph 2 of Article VIII, the Employer shall ensure compliance with applicable ERISA requirements.



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USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, Texas 78288-9856

10095-0995

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